Exhibit 3.2

AGREEMENT OF LIMITED PARTNERSHIP

OF

FEDERAL REALTY OP LP

a Delaware limited partnership

January 5, 2022

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR

THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,

TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE

PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE

EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER

APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

TABLE OF CONTENTS

Exhibits List

Exhibit A    Examples Regarding Adjustment Factor

Exhibit B    Notice of Redemption

Annexes

Annex A    Preferred Unit Designation for Series 1 Preferred Units

Annex B    Preferred Unit Designation for Series C Preferred Units

AGREEMENT OF LIMITED PARTNERSHIP

OF FEDERAL REALTY OP LP

THIS AGREEMENT OF LIMITED PARTNERSHIP OF FEDERAL REALTY OP LP, effective as of January 5, 2022, is made and entered into by and among Federal Realty GP LLC, a Delaware limited liability company, as the General Partner, Federal Realty Investment Trust, a Maryland real estate investment trust, as a Limited Partner, and any Additional Limited Partner that is admitted from time to time to the Partnership and listed in the books and records of the Partnership.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a limited partner pursuant to Section 12.2A and listed in the books and records of the Partnership.

“Adjusted Capital Account” means, in respect of any Partner, at any time, balance in the Capital Account of a Partner, after giving effect to the following adjustments:

(a) credit to such Capital Account any amounts that such Partner is obligated to restore pursuant to any provisions of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation §1.704-2(g)(1) and Treasury Regulation §1.704-2(i)(5), or any successor provisions; and

(b) debit to such Capital Account the items described in Treasury Regulation §§1.704-1(b)(2)(ii)(d)(4), (5), and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of §1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

“Adjustment Events” has the meaning set forth in Section 4.10.A.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(a) Federal Realty: (i) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares; (ii) splits or subdivides its outstanding REIT Shares; or (iii) effects a reverse share split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (A) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (B) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination; or

(b) Federal Realty distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares, or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares, at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the date such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Shares purchasable under such Distributed Rights and (ii) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (A) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (B) the denominator of which is the Value of a REIT

Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights (or if applicable, the later date that the Distributed Rights became exercisable), to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction.

Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.

Notwithstanding the foregoing, there shall be no adjustment to the Adjustment Factor: (1) in connection with any REIT Shares acquired or issued through an employee benefit plan, employee compensation arrangement, dividend reinvestment plan, dividend reinvestment and optional cash purchase plan or similar plan; (2) in connection with any Distributed Rights which may be issued pursuant to a “Shareholder Rights Plan” unless a “triggering event” has occurred thereunder (i.e., if such Distributed Rights have been issued pursuant thereto and are no longer “attached” to the REIT shares and are able to trade independently); or (3) if the General Partner makes a distribution to all holders of outstanding Units in Units, subdivides the outstanding Units, combines the outstanding Units into a smaller number of Units at the same time as a distribution, subdivision or combination, as the case may be, occurs with respect to REIT Shares, in such manner as to prevent enlargement or dilution of the right to redeem one Unit for one share of REIT Share.

In the event Federal Realty engages in an Extraordinary Transaction, and as a result thereof, REIT Shares are issued or exchanged into the equity interests of any successor Person, then the Adjustment Factor shall be equitably adjusted in a manner to avoid unintended dilution or anti-dilution as a result of any such transactions in which REIT Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Units at such time.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling,” “controlled by” and “under common control” have meanings correlative to the foregoing.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner and set forth on the Partner Schedule of such Partner.

“Agreement” means this Agreement of Limited Partnership of Federal Realty OP LP, as it may be amended, restated, modified or supplemented from time to time.

“Applicable Percentage” has the meaning set forth in Section 8.6.B.

“Assignee” means a Person to whom one or more Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” has the meaning set forth in Section 4.9.

“Capital Account Limitation” has the meaning set forth in Section 4.11.B.

“Capital Contribution” means the total amount of cash, cash equivalents and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Capital Share” means a share of any class or series of shares of Federal Realty now or hereafter authorized other than a REIT Share.

“Cash Amount” means an amount of cash equal to the product of: (a) the Value of a REIT Share; and (b) the REIT Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the office of the Secretary of State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Claims” has the meaning set forth in Section 7.7.A.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2, but does not include any Preferred Unit.

“Common Unit Economic Balance” has the meaning set forth in Section 6.7.

“Common Unit Transaction” has the meaning provided in Section 4.11.F.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14.

“Consent of the General Partner” means the Consent of the sole General Partner, which Consent, except as otherwise specifically required by this Agreement, may be obtained prior to or after the taking of any action for which it is required by this Agreement and may be given or withheld by the General Partner in its sole and absolute discretion.

“Consent of the Limited Partners” means the Consent of Limited Partners holding in the aggregate greater than fifty percent (50%) of the outstanding Common Units, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Limited Partner owning Common Units in its sole and absolute discretion.

“Constituent Person” has the meaning provided in Section 4.11.F.

“Conversion Date” means the date specified in a Conversion Notice for conversion of LTIP Units into Common Units as provided in Section 4.11.B.

“Conversion Notice” has the meaning provided in Section 4.11.B.

“Conversion Right” has the meaning provided in Section 4.11.A.

“Covered Audit Adjustment” means an adjustment to any partnership-related item (within the meaning of Section 6241(2)(B) of the Code) to the extent such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code or any analogous provision of state or local law.

“Cut-Off Date” means the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Disregarded Entity” means, with respect to any Person: (a) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person; (b) any entity treated as a disregarded entity for federal income tax purposes with respect to such Person; or (c) any grantor trust if the sole owner of the assets of such trust for federal income tax purposes is such Person.

“Distributed Right” has the meaning set forth in the definition of Adjustment Factor.

“Economic Capital Account Balance” has the meaning set forth in Section 6.7.

“Equity Incentive Plan” means any equity incentive plan now or hereafter adopted by the Partnership or Federal Realty.

“Equivalent Units” has the meaning set forth in Section 4.7.A.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Extraordinary Transaction” means, with respect to Federal Realty, the General Partner or the Partnership, as the case may be, the occurrence of one or more of the following events: (a) a merger (including a triangular merger), consolidation or other combination with or into another Person; (b) the direct or indirect sale, disposition, lease, exchange or other transfer of all or substantially all of the assets in one transaction or a series of transactions; (c) any reclassification or recapitalization of its outstanding equity interests; or (d) the adoption of any plan of liquidation or dissolution.

“Federal Realty” means Federal Realty Investment Trust, a Maryland real estate investment trust.

“Federal Realty Declaration” means the Amended and Restated Declaration of Trust of Federal Realty, as the same may be amended, restated, modified, supplemented or replaced from time to time, or the declaration of trust, certificate of incorporation, articles of incorporation or other governing instrument of any successor to Federal Realty.

“Federal Realty Subsidiary” means any direct or indirect wholly-owned subsidiary of Federal Realty, excluding the Partnership, but including, without limitation, the General Partner.

“Fiscal Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Flow-Through Partners” has the meaning set forth in Section 3.4.C.

“Flow-Through Entity” has the meaning set forth in Section 3.4.C.

“Forced Conversion” has the meaning set forth in in Section 4.11.C.

“Forced Conversion Notice” has the meaning set forth in in Section 4.11.C.

“General Partner” means Federal Realty GP LLC, a Delaware limited liability company, and its successors and assigns as a general partner of the Partnership, in such Person’s capacity as a general partner of the Partnership.

“General Partner Interest” means the entire Partnership Interest held by a General Partner hereof, which Partnership Interest may be expressed as a number of one or more types of Units.

“Holder” means either a Partner or an Assignee owning a Partnership Interest that is treated as a member of the Partnership for federal income tax purposes..

“Imputed Underpayment Modification” means any modification under Section 6225(c) of the Code (or any analogous provision of state or local law) to the extent that such modification is available and would reduce any Partnership Level Taxes attributable to a Covered Audit Adjustment.

“Immediate Family” means, as to a Person that is an individual, such Person’s spouse, parents, descendants, nephews, nieces, brothers and sisters and trusts for the benefit of any of the foregoing. For purposes of this definition, descendants shall include all descendants whether by blood or adoption or step-descendants by marriage, civil union, domestic partnership or equivalent status.

“Incapacity” or “Incapacitated” means: (a) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (b) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (c) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (e) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when: (i) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (iii) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors; (iv) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (ii) above; (v) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or Liquidator for the Partner or for all or any substantial part of the Partner’s properties; (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (vii) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (vii) an appointment referred to in clause (vii) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means: (a) any Person made, or threatened to be made, a party to a proceeding by reason of its status as: (i) a General Partner; (ii) Federal Realty or an Affiliate of Federal Realty; (iii) an officer, employee or agent of the Partnership; or (iv) a director, trustee, officer, employee, member, manager, managing member or agent of the General Partner, Federal Realty or an Affiliate of Federal Realty; and (b) such other Persons (including Affiliates of Federal Realty, the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Indemnity Obligation” has the meaning set forth in Section 3.4.G.

“IRS” means the United States Internal Revenue Service.

“Limited Partner” means any Person that is admitted from time to time to the Partnership as a limited partner pursuant to the Act and this Agreement and is listed as a limited partner in the books and records of the Partnership, including any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a limited partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of one or more types of Units.

“Liquidating Event” has the meaning set forth in Section 13.1.

“Liquidating Gains” has the meaning set forth in Section 6.7.

“Liquidating Losses” has the meaning set forth in Section 6.7.

“Liquidator” has the meaning set forth in Section 13.2.A.

“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Section 4.10 and elsewhere in this Agreement in respect of holders of LTIP Units, including both Vested LTIP Units and Unvested LTIP Units.

“LTIP Unitholder” means a Partner that holds LTIP Units.

“Loss” has the meaning set forth in Section 6.8.

“New Securities” means: (a) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, excluding grants under the Equity Incentive Plans, or (b) any Debt issued by Federal Realty that provides any of the rights described in clause (a).

“Nonrecourse Deductions” has the meaning ascribed to the term “nonrecourse deductions” in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Nonrecourse Debt Minimum Gain” has the meaning ascribed to the term “partner nonrecourse debt minimum gain” in Regulations Section 1.704-2(i)(2).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning ascribed to the term “partner nonrecourse deductions” in Regulations Section 1.704-2(i)(1), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partner Schedule” means a schedule executed by the General Partner and a Limited Partner that sets forth the terms and conditions of the Units issued to such Limited Partner and any undertakings and agreements of the General Partner with respect to such Units, which terms, conditions and undertakings may include, without limitation: (a) the Capital Contribution to be made by such Limited Partner; (b) the Agreed Value for any Property contributed by such Limited Partner; (c) the number of Units issued to the Limited Partner; (d) the earliest date that the Partnership may exercise its right to redeem the Partnership Interest of such Limited Partner; and (e) any additional terms and conditions as may be agreed upon by the General Partner in its sole and absolute discretion.

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests and a Partnership Interest may be expressed as a number of Common Units, Preferred Units or other Units.

“Partnership Level Taxes” means any federal, state or local taxes and any additions to tax, penalties and interest payable by the Partnership as a result of a Tax Audit under the Partnership Tax Audit Rules.

“Partnership Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for a distribution pursuant to Section 5.1, which record date shall generally be the same as the record date established by Federal Realty for a distribution to its shareholders of its regular quarterly dividend on its REIT Shares or other distribution to its shareholders.

“Partnership Representative” has the meaning set forth in Section 10.3.A.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended, together with any final or temporary Treasury Regulations, Revenue Rulings, other administrative guidance and case law interpreting Sections 6221 through 6224 of the Code, as amended (and any analogous provision of state or local tax law), as in effect following the enactment of the Bipartisan Budget Act of 2015.

“Percentage Interest” means, as to a Partner, its interest in the Partnership determined by dividing: (a) the number of Preferred Units, Common Units, or other type, class or series of Units owned by such Partner by (b) the total number of Preferred Units, Common Units or other type, class or series of Units, as applicable, then outstanding as reflected on the books and records of the Partnership.

“Permitted Transfer” means the following Transfers which may be accomplished by a Limited Partner at any time without the consent or approval of the General Partner but subject to satisfaction of the conditions set forth in Section 11.3 and any other conditions set forth in this Agreement: (a) Transfer all or part of its Partnership Interest to any Immediate Family or one or more trusts for their benefit pursuant to applicable laws of descent and distribution, gift or otherwise; or

(b) if the Limited Partner is a trust, Transfer to the beneficiaries of the trust or to another trust that is established by the grantor of Limited Partner and whose beneficiaries consist of members of the Immediate Family of such grantor; (c) if the Limited Partner is an entity, Transfer to the direct and indirect holders of equity interests in the Limited Partner; (d) Transfer to another Limited Partner; or (e) pledge all or any portion of its Partnership Interest to a lending institution as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Preferred Share” means a share beneficial interest, par value $.01 per share, of Federal Realty of any class or series now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.

“Preferred Unit” means any Partnership Interest in the Partnership hereafter authorized, issued or outstanding from time to time that are expressly designated by the Partnership or the General Partner to rank senior to the Common Units with respect to distributions, and/or rights upon liquidation, winding up or dissolution of the Partnership. There may be more than one series of Preferred Units and each class or series of Preferred Units shall be described in a Preferred Unit Designation.

“Preferred Unit Designation” means a document setting forth the economic and other rights of any class or series of Preferred Units, including, without limitation, distribution, redemption and conversion rights and sinking fund provisions. Every Preferred Unit Designation shall be attached to this Agreement as an Annex, shall be considered an amendment to this Agreement and shall be incorporated herein by this reference.

“Profit” has the meaning set forth in Section 6.8.

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures, partnerships or other entities, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” means any one such asset or property.

“PTP Safe Harbors” has the meaning set forth in Section 11.3.F.

“Push-Out Election” means the election to apply the alternative method provided by Section 6226 of the Code (or any analogous provision of state or local tax law).

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means: (a) a Limited Partner; or (b) a Person, including a lending institution as the pledgee of any pledge, who is the transferee of a Limited Partner Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include a Federal Realty Subsidiary.

“Redemption” has the meaning set forth in Section 8.6.A.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Partner” means: (a) Federal Realty or any Affiliate of Federal Realty to the extent such person has in place an election to qualify as a REIT; and (b) any Disregarded Entity with respect to any such Person.

“REIT Payment” has the meaning set forth in Section 15.11.

“REIT Requirements” has the meaning set forth in Section 5.1.

“REIT Share” means a common share of beneficial interest, par value $.01 per share, of Federal Realty or its successors or assigns.

“REIT Share Ownership Limit” means the restriction or restrictions on the ownership and transfer of shares of Federal Realty imposed under the Federal Realty Declaration.

“REIT Shares Amount” means a number of REIT Shares equal to the product obtained by multiplying: (a) the number of Tendered Units; by (b) the Adjustment Factor; provided, however, that, in the event that Federal Realty issues to all holders of REIT Shares as of a certain record date Distributed Rights, with the record date for such Distributed Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Distributed Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Distributed Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by Federal Realty.

“Related Party” means, with respect to any Person, any other Person to whom ownership of shares of Federal Realty’s shares by the first such Person would be attributed under Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318(a) (as modified by Code Section 856(d)(5)).

“Restricted Period” means, as to any Qualifying Party, a twelve (12) month period ending on (but including) the day before the first twelve-month anniversary of such Qualifying Party’s first becoming a Holder of Common Units; provided, however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten or lengthen the applicable Restricted Period, without the consent of any other Partner and such written agreement shall govern the Restricted Period with respect to such Qualifying Party notwithstanding Section 14.2.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Specified Redemption Date” means the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption; provided, however, that no Specified Redemption Date shall occur during the Restricted Period, if any, applicable to the Tendering Party unless agreed to by the General Partner in its sole and absolute discretion.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or as a Disregarded Entity and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member or any “taxable REIT subsidiary” of Federal Realty in which the Partnership owns shares of stock, unless the ownership of shares of stock of a corporation or other entity (other than a “taxable REIT subsidiary”) will not jeopardize Federal Realty’s status as a REIT or any Federal Realty Affiliate’s status as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), in which event the term “Subsidiary” shall include such corporation or other entity.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

“Target Balance” has the meaning set forth in Section 6.7.

“Tax Audit” has the meaning set forth in Section 10.3.A.

“Tendered Units” has the meaning set forth in Section 8.6.A.

“Tendering Party” has the meaning set forth in Section 8.6.A.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary, involuntary or by operation of law; provided, however, that when the term is used in Article 11, except as otherwise expressly provided, “Transfer” does not include: (a) any Redemption of Units, or acquisition of Tendered Units by Federal Realty pursuant to Section 8.6; or (b) any pledge, encumbrance, hypothecation or mortgage by the General Partner of all or any portion of its Partnership Interest. The terms “Transferred” and “Transferring” have correlative meanings.

“Unit” means a Common Unit, a Preferred Unit or any other unit of the fractional, undivided share of the Partnership Interests that the General Partner has caused the Partnership to issue; provided, however, that Units comprising a General Partner Interest or a Limited Partner Interest shall have the differences in rights and privileges as specified in this Agreement. The ownership of Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by a certificate of Units in such form as the General Partner may determine.

“Unvested LTIP Units” means all LTIP Units other than Vested LTIP Units.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption pursuant to Section 8.6 herein, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, with respect to a REIT Share, on any Valuation Date, the weighted average of the daily market prices for ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for any such trading day shall be:

(a) if the REIT Shares are listed or admitted to trading on any securities exchange or The Nasdaq Stock Market’s National Market System, the last reported sale price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system;

(b) if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market’s National Market System, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day as reported by a reliable quotation source designated by the General Partner; or

(c) if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market’s National Market System, and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there are no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the Valuation Date, the Value shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Vested LTIP Units” means LTIP Units that have vested under the terms of a Vesting Agreement.

“Vesting Agreement” means each or any, as the context implies, agreement or instrument other than this Agreement, entered into by an LTIP Unitholder upon acceptance of an award of LTIP Units under an Equity Incentive Plan.

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1 Formation. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 Name. The name of the Partnership is “Federal Realty OP LP.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

Section 2.3 Registered Office and Registered Agent; Principal Executive Office. The address of the registered office of the Partnership in the State of Delaware is located at c/o Corporation Service Company, 215 Little Falls Drive, Wilmington, DE 19808, or such other place as the General Partner may from time to time designate by amendment to the Certificate, and the name and address of the registered agent of the Partnership in the State of Delaware is Corporation

Service Company, 215 Little Falls Drive, Wilmington, DE 19808, or such other registered agent as the General Partner may from time to time designate by amendment to the Certificate. The principal office of the Partnership is located at 909 Rose Avenue, Suite 200, North Bethesda, Maryland 20852, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places as the General Partner deems advisable.

Section 2.4 Term. The term of the Partnership commenced on the date of the filing of the Certificate with the Secretary of State of Delaware and shall continue indefinitely unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

Section 2.5 Partnership Interests Are Securities. Each Partnership Interest in the Partnership shall constitute a “security” within the meaning of, and shall be governed by: (a) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware; and (b) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

Section 2.6 Admission. The General Partner has been admitted as the general partner of the Partnership upon its execution of this Agreement. A Person shall be admitted as a limited partner of the Partnership at the time that: (a) this Agreement or a counterpart hereof is executed by or on behalf of such Person; and (b) such Person is listed by the General Partner as a limited partner of the Partnership in the books and records of the Partnership.

ARTICLE 3

PURPOSE

Section 3.1 Purpose and Business. The purpose and nature of the Partnership is to conduct any business that may lawfully be conducted by a limited partnership pursuant to the Act, including, without limitation: (a) the ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, financing, refinancing, conveyance and exchange of the Properties; (b) to acquire and invest in any securities and/or loans relating to the Properties; (c) to enter into any partnership, joint venture, business or statutory trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act; (d) to conduct the business of providing property and asset management and brokerage services, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements; (e) to conduct the business of the Partnership in a manner as part of, and in conjunction with, the business activities and in furtherance of the business purposes of Federal Realty; and (f) to do anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests shall be limited to and conducted in such a manner as to permit Federal Realty at all times to be classified as a REIT, unless Federal Realty voluntarily, knowingly and intentionally terminates its REIT status by the action of its governing body.

Section 3.2 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, however, the Partnership may not, without the Consent of the General Partner, take or refrain from taking, any action that, in the General Partner’s judgment, in its sole and absolute discretion: (a) could adversely affect Federal Realty’s ability to continue to qualify as a REIT; (b) could subject Federal Realty to any taxes under Sections 857 or 4981 of the Code or any other related or successor provision under the Code; or (c) could violate any law or regulation of any governmental body or agency having jurisdiction over Federal Realty, Federal Realty’s securities or the Partnership. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that Federal Realty will qualify as a REIT (unless Federal Realty voluntarily terminates or revokes its REIT status), and that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704(b) of the Code, including but not limited to imposing restrictions on transfers and redemptions.

Section 3.3 Partnership Only for Purposes Specified. The Partnership shall be a limited partnership formed pursuant to the Act to conduct its business in accordance with this Agreement, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its Properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4 Representations and Warranties by the Partners.

A. Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that: (i) this Agreement is binding upon and enforceable against such Partner in accordance with its terms; (ii) consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject; (iii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly: (a) stock of any corporation that is a tenant of: (I) Federal Realty or any Disregarded Entity with respect to Federal Realty; (II) the Partnership; or (III) any partnership, venture or limited liability company of which Federal Realty, any Disregarded Entity with respect to Federal Realty, or the Partnership is a direct or indirect member; or (b) an interest in the assets or net profits of any non-corporate tenant of: (I) Federal Realty or any Disregarded Entity with respect to Federal Realty; (II) the Partnership; or (III) any partnership, venture, or limited liability company of which Federal Realty, any Disregarded Entity with respect to Federal Realty, or the Partnership is a direct or indirect member; (iv) such Partner is not a “foreign person” within the meaning of Code Section 1445(f) or “foreign partner” within the meaning of Code Section 1446(e); and (v) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder.

B. Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that: (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), manager(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required; (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be), any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject; (iii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly: (a) stock of any corporation that is a tenant of: (I) Federal Realty or any Disregarded Entity with respect to Federal Realty; (II) the Partnership; or (III) any partnership, venture or limited liability company of which Federal Realty, Disregarded Entity with respect to Federal Realty, or the Partnership is a direct or indirect member; or (b) an interest in the assets or net profits of any non-corporate tenant of: (I) Federal Realty or any Disregarded Entity with respect to Federal Realty; (II) the Partnership; or (III) any partnership, venture or limited liability company for which Federal Realty, any Disregarded Entity with respect to Federal Realty, or the Partnership is a direct or indirect member; (iv) such Partner is not a “foreign person” within the meaning of Code Section 1445(f) or “foreign partner” within the meaning of Code Section 1446(e); and (v) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

C. Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that: (i) it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act; (ii) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws; (iii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment; and (iv) without the Consent of the General Partner, it shall not take any action that would cause: (a) the Partnership at any time to have more than 100 partners, including as partners those persons (“Flow-Through Partners”) indirectly owning an interest in the Partnership through an entity treated as a partnership, Disregarded Entity, S corporation or grantor trust (each such entity, a “Flow-Through Entity”), but only if: (1) substantially all of the value of such person’s interest in the Flow-Through Entity is attributable to the Flow-Through Entity’s interest (direct or indirect)

in the Partnership; and (2) a principal purpose of the use of the Flow-Through Entity (as determined by the General Partner in its sole and absolute discretion) is to permit the Partnership to satisfy the 100 partner limitation in Treasury Regulations Section 1-7704-1(h)(1)(ii); or (b) the Partnership Interest initially issued to such Partner or its predecessors to be held by more than one partner, including as partners any Flow-Through Partners.

D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, winding up and termination of the Partnership.

E. Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, tax consequences of any sort (including, without limitation, the tax consequences resulting from making a capital contribution, being admitted to the Partnership or being allocated tax items), cash flows, funds from operations or yield, if any, in respect of the Partnership, Federal Realty or the General Partner have been made by the Partnership, any Partner or any employee or representative or Affiliate of the Partnership, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

F. The General Partner may, in its sole and absolute discretion, grant a waiver or exception to any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such waiver or exception must be in writing, must refer to this Section 3.4.F and must describe with particularity the representation or warranty as to which such waiver or exception shall apply.

G. Each Partner shall indemnify the Partnership and the General Partner from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlement and other amounts arising from any and all claims, demands, actions, suits or proceeding that relate to, or arise from in any manner whatsoever, a breach of any representation or warranty made by such Partner in this Section 3.4, a default of any covenant or undertaking in this Agreement by such Partner or default under any agreement pursuant to which a Partner contributes a Property to the Partnership (collectively, “Indemnity Obligation”).

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Partners. The Partners have made Capital Contributions to the Partnership as reflected in the records of the Partnership. Each Partner owns Units in the amount set forth for such Partner in the books and records of the Partnership, as the same may be amended or updated from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Units, or similar events having an effect on a Partner’s ownership of Units. Except as provided by law or in Section 4.2, 4.3, or 10.4, the Partners shall have no obligation or, except with the prior Consent of the General Partner, right to make any additional Capital Contributions or loans to the Partnership.

Section 4.2 Issuances of Additional Partnership Interests.

A. General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner, Federal Realty and Federal Realty Subsidiaries) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Interests: (i) upon the conversion, redemption or exchange of any Debt, Partnership Interests, or other securities issued by the Partnership; (ii) for less than fair market value; (iii) for no consideration; and (iv) in connection with any merger or consolidation of any other Person into the Partnership. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Partnership Interests) as shall be determined by the General Partner, in its sole and absolute discretion and without the approval of any Limited Partner or any other Person. Without limiting the generality of the foregoing, the General Partner shall have authority to specify, in its sole and absolute discretion:

(a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share (on a pari passu, junior or preferred basis) in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Upon the issuance of any additional Partnership Interest, the General Partner shall update the books and records of the Partnership as appropriate to reflect such issuance.

B. Issuances to Federal Realty, the General Partner or any Federal Realty Subsidiary. No additional Units shall be issued to Federal Realty, the General Partner or any Federal Realty Subsidiary unless: (i) the additional Units are issued to all Partners holding Units of a specified class or series in proportion to their respective Percentage Interests in the Units of such class or series; (ii) (a) the additional Units: are (x) Common Units issued in connection with an issuance of REIT Shares; or (y) Equivalent Units (other than Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in Federal Realty (other than REIT Shares), with corresponding economic terms; and (b) Federal Realty, the General Partner or the Federal Realty Subsidiary (as the case may be) contributes directly or indirectly to the Partnership the cash proceeds (net of its expenses relating to such issuance) or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in Federal Realty; (iii) the additional Units are issued upon the conversion, redemption or exchange of Debt, Units or other securities issued by the Partnership; or (iv) the additional Units are issued pursuant to Section 4.3.B, Section 4.3.D, Section 4.4, Section 4.5 or Section 4.7.

C. No Preemptive Rights. No Person shall have any preemptive, preferential, participation or similar right with respect to additional Capital Contributions or loans to the Partnership or the issuance or sale of any Partnership Interests.

Section 4.3 Additional Funds and Capital Contributions.

A. General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds for the acquisition or development of Properties, for the redemption of Partnership Interests or for such other purposes as the General Partner may determine, in its sole and absolute discretion. Additional funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partner or any other Person.

B. Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any additional funds or Properties by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized, in its sole and absolute discretion, to cause the Partnership from time to time to issue additional Partnership Interests (as set forth in Section 4.2) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Interests.

C. Loans. The General Partner, in its sole and absolute discretion on behalf of the Partnership, may obtain any additional funds by causing the Partnership to incur Debt to any Person (including Federal Realty or any Federal Realty Subsidiary) upon such terms as the General Partner determines appropriate in its sole and absolute discretion, including making such Debt convertible, redeemable or exchangeable for Units or REIT Shares; provided, however, that the Partnership shall not incur any such Debt if any Limited Partner would be personally liable for the repayment of such Debt (unless such Limited Partner otherwise agrees).

D. Issuance of Securities by Federal Realty. Federal Realty shall not issue any additional REIT Shares, Capital Shares or New Securities unless Federal Realty contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Capital Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Shares or New Securities directly or indirectly to the Partnership in exchange for: (i) in the case of an issuance of REIT Shares, Common Units; or (ii) in the case of an issuance of Capital Shares or New Securities, Equivalent Units; provided, however, that notwithstanding the foregoing, Federal Realty may issue REIT Shares, Capital Shares or New Securities: (a) pursuant to Sections 4.4, 4.5 or 4.7; (b) pursuant to a dividend or distribution (including any share split) of REIT Shares, Capital Shares or New Securities to all of the holders of REIT Shares, Capital Shares or New Securities (as the case may be); (c) upon a conversion, redemption or exchange of Capital Shares; (d) upon a conversion, redemption, exchange or exercise of New Securities; or (e) in connection with an acquisition of Partnership Interests or a property or other asset to be owned, directly or indirectly, by Federal Realty. In the event of any issuance of additional REIT Shares, Capital Shares or New Securities by Federal Realty, and the contribution to the Partnership, directly or indirectly, by Federal Realty, of the cash proceeds or other consideration received from such issuance (or property acquired with such proceeds), if any, if the cash proceeds actually received by Federal Realty are less than the gross proceeds of such issuance as a result of any expenses paid or incurred in connection with such issuance, then Federal Realty shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such expenses paid by Federal Realty (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the event that Federal Realty issues any additional REIT Shares, Capital Shares or New Securities and contributes, directly or indirectly, the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is expressly authorized to issue a number of Common Units or Equivalent Units to Federal Realty equal to the number of REIT Shares, Capital Shares or New Securities so issued, divided by the Adjustment Factor then in effect, in accordance with this Section 4.3.D without any further act, approval or vote of any Partner or any other Persons.

Section 4.4 Equity Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain Federal Realty, the General Partner, any Federal Realty Subsidiary or the Partnership from adopting, modifying or terminating equity incentive plans for the benefit of employees, trustees, directors, service providers or other business associates of Federal Realty, the General Partner, any Federal Realty Subsidiary, the Partnership or any of their Affiliates. Federal Realty may implement such plans (such as the grant or exercise of options to acquire REIT Shares, or the issuance of restricted or unrestricted REIT Shares) and any actions taken under such plans, whether taken with respect to or by an employee or other service provider of Federal Realty, the General Partner, any Federal Realty Subsidiary, the Partnership or its Subsidiaries, in a manner reasonably determined by Federal Realty, which may be set forth in any such plan or in plan implementation guidelines that Federal Realty may adopt or amend from time to time. The Partners acknowledge and agree that, in the event that any such plan or plan implementation guideline is adopted, modified or terminated by Federal Realty, the General Partner, any Federal Realty Subsidiary or the Partnership, amendments to this Agreement may become necessary or advisable and that any such amendments requested by Federal Realty, the General Partner, any Federal Realty Subsidiary or the Partnership shall not require any Consent or approval by the Limited Partners or any other Person. The Partnership is expressly authorized to issue Units and Federal Realty is expressly authorized to issue REIT Shares, Capital Shares or New Securities as contemplated by this Section 4.4 or any plan or plan implementation guidelines referred to above without any further act, approval or vote of any Partner or any other Persons.

Section 4.5 Dividend Reinvestment Plan, Cash Option Purchase Plan, Share Incentive or Other Plan. Except as may otherwise be provided in this Article 4, all amounts received or deemed received by Federal Realty in respect of any dividend reinvestment plan, cash option purchase plan, share incentive or other share or subscription plan or agreement, either: (a) shall be utilized by Federal Realty to effect purchases of REIT Shares; or (b) if Federal Realty elects instead to issue new REIT Shares with respect to such amounts, shall be contributed by Federal Realty to the Partnership in exchange for additional Common Units. Upon such contribution, the Partnership will issue to Federal Realty a number of Common Units equal to the quotient of: (i) the new REIT Shares so issued, divided by (ii) the Adjustment Factor then in effect. The Partnership is expressly authorized to issue Common Units as contemplated by this Section 4.5 without any further act, approval or vote of any Partner or any other Persons.

Section 4.6 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.7 Conversion or Redemption of REIT Shares and Capital Shares.

A. Conversion of Capital Shares. If, at any time, any of the Capital Shares are converted into REIT Shares, in whole or in part, then a number of Units directly or indirectly held by Federal Realty with preferences, conversion and other rights (other than redemption and voting rights), restrictions (other than restrictions on transfer), rights and limitations as to dividends and other distributions and qualifications that are substantially the same as the preferences, conversion and other rights (other than redemption and voting rights), restrictions (other than restrictions on transfer), rights and limitations as to dividends and other distributions and qualifications of such Capital Shares (“Equivalent Units”) (for the avoidance of doubt, Equivalent Units need not have voting rights, redemption rights or restrictions on transfer that are substantially equivalent to such Capital Shares) equal to the number of Capital Shares so converted shall automatically be converted into a number of Common Units equal to the quotient of: (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.

B. Redemption of Capital Shares or REIT Shares. Except as otherwise provided in Section 7.4.C, if, at any time, any Capital Shares are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by Federal Realty for cash, immediately prior to such redemption or repurchase of Capital Shares, an equal number of the corresponding Equivalent Units held by Federal Realty shall automatically be redeemed by the Partnership upon the same terms and for the same price per Equivalent Unit as such Capital Shares are redeemed or repurchased. If, at any time, any REIT Shares are forfeited or redeemed or otherwise repurchased or reacquired by Federal Realty, immediately prior to such forfeiture, redemption, reacquisition or repurchase of REIT Shares, a number of Common Units held by Federal Realty equal to the quotient of: (i) the REIT Shares so forfeited, redeemed, reacquired or repurchased, divided by (ii) the Adjustment Factor then in effect, shall automatically be redeemed by the Partnership, such redemption to be upon the same terms and for the same price per Common Unit (after giving effect to application of the Adjustment Factor) as such REIT Shares are redeemed, repurchased or otherwise reacquired, or, in the case of a forfeiture of REIT Shares, shall automatically be forfeited by Federal Realty for no consideration.

Section 4.8 Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash and such Partner had contributed the cash that the Partner would have received to the capital of the Partnership. In addition, with the Consent of the General Partner, one or more Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership (and/or a wholly-owned Subsidiary of the Partnership).

Section 4.9 Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If: (a) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (b) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, (c) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), or (d) the Partnership grants a Partnership Interest (other than a de minimis Partnership Interest) as consideration for the provision of services to or for the benefit of the Partnership to an existing Partner acting in a Partner capacity, or to a new Partner acting in a Partner capacity or in anticipation of being a Partner, the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f); provided that: (i) the issuance of any LTIP Unit shall be deemed to require a revaluation pursuant to this Section 4.9; and (ii) the General Partner may elect not to revalue the property of the Partnership in connection with the issuance of additional Partnership Interests pursuant to Section 4.2 to the extent it determines, in its sole and absolute discretion, that revaluing the Property of the Partnership is not necessary or appropriate to reflect the relative economic interests of the Partners. When the Partnership’s Property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f), (g) and (s), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 6.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation

.

Section 4.10 LTIP Units

A. Issuance of LTIP Units. The General Partner may from time to time issue LTIP Units to Persons who provide services to or for the benefit of the Partnership, the General Partner or Federal Realty for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the following provisions of this Section 4.10 and the special provisions of Sections 4.11 and 6.7, LTIP Units shall be treated as Common Units for all purposes, with all of the rights, privileges and obligations attendant thereto. In particular, the Partnership shall maintain at all times a one-to-one correspondence between the LTIP Units and Common Units with respect to conversion, distribution and other purposes, including, without limitation, by complying with the following procedures:

(1) If an Adjustment Event occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. The following shall be “Adjustment Events”: (i) the Partnership makes a distribution on all outstanding Common Units in the form of Units; (ii) the Partnership subdivides the outstanding Common Units into a greater number of Units or combines the outstanding Common Units into a smaller number of Units; or (iii) the Partnership issues any Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every related Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Units in a financing, reorganization, acquisition or other similar business Common Unit Transaction; (y) the issuance of Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan; or (z) the issuance of any Units to the General Partner, Federal Realty or any Federal Realty Subsidiary in respect of a capital contribution to the Partnership of proceeds from the sale of REIT Shares, Capital Shares or New Securities. If the Partnership takes an action affecting the Common Units other than actions specifically described above as Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Equity Incentive Plan and Vesting Agreement, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units, as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate or other documentation setting forth such adjustment and a brief statement of the facts requiring such adjustment, which documentation shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after the filing of such documentation, the Partnership shall deliver a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; provided, that the failure to deliver such notice shall not invalidate the adjustment or the authority granted hereunder; and

(2) The LTIP Unitholders shall be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Unit paid to holders of Common Units on such Partnership Record Date established by the General Partner with respect to any distribution to holders of Common Units authorized and declared by the General Partner; provided, however, that until the Economic Capital Account Balance of the LTIP Units is equal to the Target Balance, the LTIP Units shall be entitled to distributions attributable to the sale or other disposition of an asset of the Partnership only to the extent of any appreciation in value of such asset subsequent to the award date of such LTIP Unit, as determined by the Partnership. So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units; provided, that the distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Partners’ positive Capital Account balances as provided in Section 13.2.

B. Priority. Subject to the provisions of this Section 4.10, the special provisions of Section 4.11 and Section 6.7 and any Vesting Agreement, the LTIP Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions; provided that distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Partners’ positive Capital Account balances as provided in Section 13.2. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Units shall also rank junior to, on a parity with, or senior to, as the case may be, the LTIP Units; provided that distributions of assets on liquidation, dissolution or winding up shall be made solely in accordance with the Partners’ positive Capital Account balances as provided in Section 13.2. Subject to the terms of any Vesting Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions, as holders of Common Units are entitled to transfer their Common Units pursuant to Article 11.

C. Special Provisions. LTIP Units shall be subject to the following special provisions:

(1) Vesting Agreements. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Equity Incentive Plan, if applicable. Upon grant, the grantee of any LTIP Unit shall be treated as a Partner for all purposes. The Partners acknowledge that the liquidation value of each LTIP Unit and the Capital Account balance of such LTIP Unit shall be zero upon grant for all purposes (including Section 10.3.D).

(2) Forfeiture. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of such LTIP Unitholder’s LTIP Units shall be reduced by the amount, if any, by which it exceeds the Target Balance contemplated by Section 6.7, calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any.

(3) Allocations. LTIP Unitholders shall be entitled to certain special allocations of gain under Section 6.7.

(4) Redemption. The Redemption right provided to Limited Partners under Section 8.6 shall not apply with respect to LTIP Units unless and until they are converted to Common Units as provided in clause (5) below and Section 4.11.

(5) Conversion to Common Units. Vested LTIP Units are eligible to be converted into Common Units in accordance with Section 4.11.

D. Voting. LTIP Unitholders shall: (a) have the same voting rights as the holders of Common Units, with all LTIP Units voting as a single class with the Common Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting, amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect (as determined in good faith by the General Partner) any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Common Units; but subject, in any event, to the following provisions:

(1) With respect to any Common Unit Transaction, so long as the LTIP Units are treated in accordance with Section 4.11.F, the consummation of such Common Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(2) Any creation or issuance of any Partnership Units or of any class or series of Partnership Interests, including without limitation additional Common Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Common Units.

Section 4.11 Conversion of LTIP Units

A. An LTIP Unitholder shall have the right (the “Conversion Right”), at such holder’s option, at any time to convert all or a portion of such holder’s Vested LTIP Units into Common Units; provided, however, that a holder may not exercise the Conversion Right for less than 1,000 Vested LTIP Units or, if such holder holds less than 1,000 Vested LTIP Units, all of the Vested LTIP Units then held by such holder. LTIP Unitholders shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause such LTIP Unitholder’s Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Common Units. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 4.11.

B. A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.10. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds: (i) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to its ownership of LTIP Units, divided by (ii) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise the Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in a form to be provided by the Partnership upon request (with a copy to the General Partner) not less than ten (10) nor more than 60 days prior to the Conversion Date; provided that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Common Unit Transaction at least 30 days prior to the effective date of such Common Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Common Unit Transaction or (y) the third (3rd) business day immediately preceding the effective date of such Common Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1. Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 4.11.B shall be free and clear of all liens, claims and encumbrances. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.6 relating to those Common Units that will be issued to such holder upon conversion of such LTIP

Units into Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if such holder so wishes, the Common Units into which such holder’s Vested LTIP Units will be converted can be tendered to the Partnership for redemption simultaneously with such conversion, with the further consequence that, if Federal Realty elects to assume the Partnership’s redemption obligation with respect to such Common Units under Section 8.6.B by delivering to such holder the REIT Shares, then such holder can have the REIT Shares issued to such holder simultaneously with the conversion of such holder’s Vested LTIP Units into Common Units. The General Partner and LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence.

C. The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.10; provided, however, that the Partnership may not cause Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to this Section 4.11. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) to the applicable LTIP Unitholder not less than ten (10) nor more than 60 days prior to specified Conversion Date. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1 and shall be revocable by the General Partner at any time prior to the Forced Conversion.

D. A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article 11 may exercise the rights of such Limited Partner pursuant to this Section 4.11 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

E. For purposes of making future allocations under Section 6.7 and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

F. If the Partnership, the General Partner or Federal Realty shall be a party to any Extraordinary Transaction (excluding any Extraordinary Transaction which constitutes an Adjustment Event) as a result of which Common Units shall be exchanged for or converted into the right, or the holders of Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Common Unit Transaction”), then the General Partner shall, subject to the terms of any applicable Vesting Agreement, exercise immediately prior to the Common Unit Transaction its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Common Unit Transaction or that would occur in connection with the Common Unit Transaction if the assets of the Partnership were sold at the Common Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Common Unit Transaction (in which case the Conversion Date shall be the effective date of the Common Unit Transaction). In anticipation of such Forced Conversion and the consummation of the Common Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Common Unit Transaction in consideration for the Common Units into which such LTIP Unitholder’s LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Common Unit Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Common Unit Transaction, prior to such Common Unit Transaction, the General Partner shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Common Unit Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by such LTIP Unitholder (or by any of such LTIP Unitholder’s transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such

Common Unit holder failed to make such an election. Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and any Equity Incentive Plan, the Partnership shall use commercially reasonable efforts to cause the terms of any Common Unit Transaction to be consistent with the provisions of this Section 4.11.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into Common Units in connection with the Common Unit Transaction that will (1) contain provisions enabling the holders of LTIP Units that remain outstanding after such Common Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units; and (2) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

ARTICLE 5

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions. The General Partner may cause the Partnership to distribute such amounts, at such times, as the General Partner may, in its sole and absolute discretion, determine to the Holders as of any Partnership Record Date: (i) first, with respect to any Units that are entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Units (and, except as otherwise set forth on a Partner Schedule, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date); and (ii) second, with respect to any Units that are not entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Units, as applicable (and, except as otherwise set forth on a Partner Schedule, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date). Except for any Units issued to the General Partner, Federal Realty or any Federal Realty Subsidiary in connection with the issuance of REIT Shares by Federal Realty, distributions payable with respect to any Units that were not outstanding during the entire quarterly period for which any distribution is made shall be prorated based on the portion of the period that such Units were outstanding and in no event shall a distribution associated with any Partnership Record Date be made with respect to both a Unit and the related REIT Share issued in redemption thereof. The General Partner shall use commercially reasonable efforts, as determined by it in its sole and absolute discretion and consistent with Federal Realty’s qualification as a REIT, to cause the Partnership to distribute, at a minimum, sufficient amounts to enable Federal Realty to pay shareholder dividends that will: (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”); and (b) except to the extent otherwise determined by Federal Realty, including to the extent Federal Realty elects to retain and pay income tax on its net capital gain, eliminate any federal income or excise tax liability of Federal Realty.

Section 5.2 Distributions in Kind. Except as expressly provided herein, no Holder has any right to demand or receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to cause the Partnership to make a distribution in kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13; provided, however, that the General Partner shall not make a distribution in kind to any Holder unless the Holder has been given ninety (90) days prior written notice of such distribution.

Section 5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state, local or non-United States tax law and Section 10.4 with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 for all purposes under this Agreement.

Section 5.4 Distributions upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, in any case, not in the ordinary course of the Partnership’s business, and any other amounts distributed after the occurrence of a Liquidating Event, shall be distributed to the Holders in accordance with Section 13.2.

Section 5.5 Distributions to Reflect Additional Units. In the event that the Partnership issues additional Units pursuant to the provisions of Article 4, the General Partner is hereby authorized to amend this Agreement as it determines, in its sole and absolute discretion, is necessary or desirable to reflect the issuance of such additional Units, including, without limitation, making preferential distributions to Holders of certain classes of Units, all without the consent of any Partner or any other Person.

Section 5.6 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall be required to make a distribution to any Holder if such distribution would violate the Act or other applicable law.

Section 5.7 Indemnity Obligations. During any period in which there are any unpaid Indemnity Obligations, all distributions otherwise due to any of the obligors on account of the Indemnity Obligations shall be retained by the Partnership and applied to satisfy or discharge such unpaid Indemnity Obligations. For the avoidance of doubt, any distributions which would have otherwise been distributed to a Partner who is an obligor on with respect to an unpaid Indemnity Obligation but are retained by the Partnership and distributed to the General Partner in accordance with this Section 5.7, shall, for all other purposes under this Agreement, be deemed to have been distributed to such Partner.

ARTICLE 6

ALLOCATIONS

Section 6.1 Profit. Profit of the Partnership for each fiscal year of the Partnership shall be allocated to the Partners: (A) first, to the Partners in the same ratio and reverse order as Loss was allocated to such Partners pursuant to Sections 6.2.B through D for all fiscal years until the aggregate amount allocated to such Partners pursuant to such provisions of Section 6.2.B equals the aggregate amount allocated pursuant to this Section 6.1; and (B) thereafter to the Partners in accordance with their respective Partnership Interests determined with respect to Common Units.

Section 6.2 Loss. Loss of the Partnership for each fiscal year of the Partnership shall be allocated to the Partners in the following order:

A. First, in the same ratio and reverse order as Profits was allocated to the Partners pursuant to the provisions of Section 6.1.B for all fiscal years until the aggregate amount of Profit previously allocated to such Partners pursuant to such provisions of Section 6.1.B equals the aggregate amount of Loss allocation to such Partners pursuant to this Section 6.2.

B. Second, to the Partners in proportion to the balances of their Adjusted Capital Accounts until their Adjusted Capital Account Balances have been reduced to zero, excluding for this purpose the portion of any Adjusted Capital Account attributable to Capital Contributions made with respect to Preferred Units.

C. Third, to the holders of each class of Preferred Units, on a class-by-class basis, in the reverse priority in which each such class is entitled to distributions pursuant to the terms of the Preferred Unit Designation for such Preferred Units, and within such class to each holder of Preferred Units, pro rata, in proportion to their Adjusted Capital Accounts until their Adjusted Capital Accounts have been reduced to zero.

D. Fourth, to the General Partner.

Section 6.3 Minimum Gain Chargeback. Notwithstanding any provision to the contrary: (A) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests as determined with respect to Common Units; (B) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” of such deduction in accordance with Regulations Section 1.704-2(i)(1); (C) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j); and (D) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). For purposes of determining a Partner’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), except as otherwise determined by the General Partner, each Partner’s respective interest in Partnership profits shall be equal to such Partner’s Percentage Interest determined with respect to Common Units.

Section 6.4 Qualified Income Offset. If a Partner receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 6.4, to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 6.4.

Section 6.5 Capital Account Deficits. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner’s Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 6.5, to the extent permitted by Regulations Section 1.704-1(b), Profit first shall be allocated to the General Partner in an amount necessary to offset the Loss previously allocated to the General Partner under this Section 6.5.

Section 6.6 Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either: (A) as if the Partnership’s fiscal year had ended on the date of the transfer; or (B) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

Section 6.7 Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Sections 6.1 and 6.2, Liquidating Gains shall first be allocated to the LTIP Unitholders until their Economic Capital Account Balances, to the extent attributable to their ownership of LTIP Units, are equal to: (A) the Common Unit Economic Balance, multiplied by (B) the number of their LTIP Units (the “Target Balance”) and thereafter shall be allocated in accordance with Section 6.1; provided, however, that unless otherwise specified by the General Partner in the grant of specific LTIP Units, no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit. Liquidating Gains that cannot be allocated to LTIP Unitholders by reason of the proviso in the immediately preceding sentence shall be allocated to the holders of Common Units. Liquidating Gains otherwise allocable to the LTIP Unitholders pursuant to the second preceding sentence shall be allocated (1) on a “first-in, first-out” basis with respect to LTIP Units issued on different dates and (2) on an equal basis with respect to LTIP Units issued on the same date (i.e., Liquidating Gains shall be allocated first to the LTIP Units that were issued on the earliest date, and then with respect to such LTIP Units, equally among such LTIP Units). For this purpose, “Liquidating Gains” means net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the value of Partnership assets under Section 704(b) of the Code. “Liquidating Losses” means any net capital loss realized in connection with any such event. The “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances plus shares of Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to the extent attributable to their ownership of LTIP Units. Similarly, the “Common Unit Economic Balance” shall mean (a) the Capital Account balance of Federal Realty, plus the amount of Federal Realty’s share of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)), in either case to the extent attributable to Federal Realty’s direct or indirect ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.7, divided by (b) the number of Common Units directly or indirectly owned by Federal Realty. Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 6.7. The parties agree that the intent of this Section 6.7 is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with Common Units directly or indirectly owned by Federal Realty (on a per-Unit basis). The General Partner shall be permitted to interpret this Section 6.7 or to amend this Agreement to the extent necessary and consistent with this intention.

Section 6.8 Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 6.3, 6.4 or 6.5. All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Article 6, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). With respect to properties acquired by the Partnership, the General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain and expense as required by Section 704(c) of the Code with respect to such properties, and such election shall be binding on all Partners.

Section 6.9 Preferred Units. Notwithstanding Sections 6.1 and 6.2, after giving effect to the special allocations set forth in Sections 6.3, 6.4 and 6.5 of this Agreement, each year gross income of the Partnership shall be allocated first to the holders of Preferred Units until the cumulative amount allocated under this Section 6.9 to such holders for the current year and all prior years is equal to the cumulative amount for the current year and all prior years of the sum of: (A) the accrued distributions payable to the holders of Preferred Units under the applicable Preferred Unit Designation; (B) for the year in which a distribution is to be made to the holders of Preferred Units upon liquidation, dissolution or winding up, the portion of the distribution payable to the holders (if any) pursuant to the applicable Preferred Unit Designation that exceeds the Liquidation Preference of such Preferred Units; and (C) the portion of the distributions made to the holders of Preferred Units in redemption of their Preferred Units (if any) pursuant to a Preferred Unit Designation that exceeds the Liquidation Preference of the Preferred Units. The General Partner shall amend this agreement from time to time to reflect the allocation of profit and loss in connection with priority distributions on any Preferred Units or otherwise created pursuant to a Partner Schedule.

Section 6.10 Profits Interests. LTIP Units are intended to constitute “profits interests” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993), and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001) and the provisions of this Agreement shall be interpreted in a manner consistent with this intent. For any fiscal year in which distributions are actually made to holders of LTIP Units, after all other allocations have been tentatively made pursuant to this Article 6, if necessary to cause the Capital Accounts relating to any LTIP Units to be equal (immediately before such distributions and so as to avoid negative Capital Accounts) to the amounts distributed to the holders of the LTIP Units, the General Partner, in its discretion, may allocate appropriate items of gross income that are accrued and realized following the issuance of the relevant LTIP Units to the holders of such LTIP Units. If there are insufficient items of gross income to be allocated to the holders of the LTIP Units, then such distributions shall, to the extent of such excess, be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code.

Section 6.11 Allocations to Reflect Rights in Partner Schedules. The General Partner shall be permitted to amend this Agreement from time to time as needed to reflect any distribution rights and liquidation preferences that are granted to Limited Partners pursuant to any Partner Schedules as permitted by this Agreement.

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management.

A. All management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner; provided, however, as further described in Section 7.1.G, the General Partner shall have full, right, power and authority to delegate its management powers over the business and affairs of the Partnership to officers of the Partnership designated by the General Partner or Federal Realty. No Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership or Federal Realty. No General Partner may be removed by the Partners, with or without cause, except with the Consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, subject only to the provisions of this Agreement, including, without limitation, Section 3.2 and Section 7.3, the General Partner shall have full and exclusive power and authority, in its sole and absolute discretion, without the consent or approval of any Limited Partner, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Partnership and the General Partner, to exercise or direct the exercise of all of the powers of the Partnership under the Act and this Agreement and to effectuate the purposes of the Partnership including, without limitation:

(1) the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Holders in such amounts as will permit Federal Realty): (a) to prevent the imposition of any federal income tax on Federal Realty (including, for this purpose, any excise tax pursuant to Code Section 4981); (b) to make distributions to its shareholders and payments to any taxing authority sufficient to permit Federal Realty to maintain REIT status or otherwise to satisfy the REIT Requirements; (c) the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets); and (d) the incurring of any obligations that the General Partner deems necessary for the conduct of the activities of the Partnership or Federal Realty;

(2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3) the taking of any and all acts necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” under Code Section 7704(b) or be taxed as a corporation under the Code;

(4) subject to Section 11.2.B, the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or undertaking an Extraordinary Transaction with respect to the Partnership;

(5) the mortgage, cross-collateralization, pledge, encumbrance or hypothecation of any assets of the Partnership, the assignment of any assets of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the General Partner sees fit, including, without limitation, the financing of the operations and activities of the General Partner, Federal Realty, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner, Federal Realty and/or the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, Federal Realty, the Partnership’s Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(6) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(7) the negotiation, execution and performance of any contracts, including leases, ground leases, easements, management agreements, consulting agreements, rights of way and other property-related agreements, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents (including, without limitation, contracting with Federal Realty and its Subsidiaries) and the payment of their expenses, fees and compensation out of the Partnership’s assets;

(8) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

(9) the selection and dismissal of employees of the Partnership (if any) or the General Partner (if any) (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner and the determination of their compensation and other terms of employment or hiring;

(10) the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership and the Partners as the General Partner deems necessary or appropriate (which may be provided through the blanket insurance coverages maintained by Federal Realty with an appropriate reimbursement by the Partnership for its appropriate share of the insurance premiums, as determined by the General Partner and Federal Realty);

(11) the merger of the Partnership with or into, the consolidation of the Partnership with, the formation of, or acquisition of an interest in, and the contribution of property to, any other limited or general partnerships, limited liability companies, joint ventures or other entities that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Affiliate, Subsidiary and any other Person in which the General Partner has an equity investment from time to time); provided, however, that the Partnership will not engage in any such formation, acquisition or contribution that would cause Federal Realty to fail to qualify as a REIT or to satisfy the REIT Requirements;

(12) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(13) the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(14) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt; provided, that such methods are otherwise consistent with the requirements of this Agreement;

(15) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(19) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing necessary or appropriate in the sole judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(20) the issuance of additional Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4;

(21) an election to dissolve the Partnership pursuant to Section 13.1.B;

(22) the distribution of cash to acquire Common Units held by a Limited Partner in connection with a Redemption under Section 8.6;

(23) an election to require Federal Realty to acquire Tendered Units in exchange for REIT Shares;

(24) any update to the books and records of the Partnership to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which update, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the books and records of the Partnership otherwise is authorized by this Agreement; and

(25) the registration of any offering or any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange.

B. Except as provided in Section 7.3, each of the Limited Partners agrees that the General Partner, in its sole and absolute discretion, is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership, and otherwise to exercise any power of the General Partner under this Agreement and the Act, without any further act, approval or vote of the Partners or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain casualty, liability and other insurance on the Properties and liability insurance for the Indemnitees hereunder.

D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

E. In exercising its authority under this Agreement, except as may be required for Federal Realty to qualify as a REIT, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it. None of the General Partner, Federal Realty, any Federal Realty Subsidiary, the Partnership or any Person within the definition of Indemnitee shall have liability to a Limited Partner under any circumstances as a result of any income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

F. The determination as to any matter relating to the business and affairs of the Partnership made by or at the direction of the General Partner consistent with this Agreement and the Act shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner and shall not constitute a breach of this Agreement, of any agreement contemplated herein or therein, or of any fiduciary or other duty hereunder or otherwise existing at law, in equity or otherwise. The foregoing shall apply, without limitation, to the following: the amount of assets at any time available for distribution or the redemption of Common Units; the amount and timing of any distribution; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the amount of any Partner’s Capital Account; the amount of Profit or Loss for any period; the value of any Partnership asset; the Value of any REIT Share; the amount of the Adjustment Factor at any time; any election, or failure to elect, to require Federal Realty to acquire Tendered Units in exchange for REIT Shares; whether any acquisition of Tendered Units in exchange for REIT Shares would or might cause any Person to violate the REIT Shares Ownership Limit; the REIT Shares Amount at any time; whether the transfer of any Units would cause the Partnership to be classified as a “publicly traded partnership “ under Code Section 7704(b); any interpretation of this Agreement or the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Partnership Interest; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership or of any Partnership Interest; the number of authorized or outstanding Units of any class or series; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner. The foregoing shall not apply to any intentional or willful violation by the General Partner of any restriction contained in a Partner Schedule restricting the sale or disposition of specified Partnership property or requiring that the Partnership maintain a minimum amount of specified indebtedness of the Partnership.

G. The General Partner shall have the authority to appoint, remove and replace such officers of the Partnership and to establish such titles, duties and authority for such officers as it shall determine from time to time in its sole discretion. Any number of offices may be held by the same Person. Without limiting the generality of the foregoing in this Section 7.1, the General Partner may delegate to one or more other Persons any or all of the General Partner’s rights, powers and duties to manage and control the business and affairs of the Partnership. Any such delegation may be to agents, committees of one or more Persons, officers or employees of the General Partner, the Partnership or Federal Realty. Any such delegation by the General Partner shall not cause the General Partner to cease to be a general partner of the Partnership or cause the Person to whom any such rights, powers and duties have been delegated to be a general partner of the Partnership. No other provision of this Agreement shall be construed to restrict the General Partner’s power and authority to delegate any or all of its rights, powers and duties to manage and control the business and affairs of the Partnership. Any act by any such other Person to whom the General Partner has delegated any of its rights, powers or duties pursuant to this Section 7.1.G., which act is within the scope of such delegation, shall be deemed to be an act of the General Partner for all purposes under this Agreement and the Act.

Section 7.2 Certificate of Limited Partnership. The General Partner shall file such amendments to and restatements of the Certificate as the General Partner deems necessary and appropriate and shall do all things it deems necessary and appropriate to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. The General Partner shall not be required at any time to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3 Restrictions on General Partner’s Authority.

A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the Consent of the Limited Partners, and may not, without limitation perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction in which the Partnership is formed or does business except as provided herein or under the Act.

B. Except as provided in Section 7.3.C, the General Partner shall not, without the prior Consent of the Limited Partners, amend, modify or terminate this Agreement.

C. Notwithstanding Sections 7.3.B and 14.2, the General Partner shall have the power, without the consent of any Limited Partner or other Person, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2) to reflect the admission, substitution or withdrawal of Partners, a Transfer or any other redemption, conversion or purchase of any Partnership Interest, the termination of the Partnership in accordance with this Agreement and to update the books and records of the Partnership in connection with such admission, substitution, withdrawal, Transfer, adjustment or other event, including, without limitation, the admission of Federal Realty or any Federal Realty Subsidiary as a Partner upon a merger or consolidation of any Federal Realty Subsidiary with and into Federal Realty or another Federal Realty Subsidiary, with Federal Realty or such Federal Realty Subsidiary continuing as the surviving entity, or any Transfer by any Federal Realty Subsidiary of its interest in the Partnership to Federal Realty or any other Federal Realty Subsidiary;

(3) to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement or any Partner Schedule;

(4) to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Holders of any additional Partnership Interests issued pursuant to Article 4, including as contemplated by Section 4.2.A and Section 5.5;

(5) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(6) to reflect such changes as are reasonably necessary for Federal Realty to maintain its status as a REIT or to satisfy the REIT Requirements, to prevent the Partnership from becoming a “publicly traded partnership” as defined in Section 7704(b) of the Code, or to reflect the Transfer of all or any part of a Partnership Interest among any Federal Realty Subsidiary and any Disregarded Entity with respect to any Federal Realty Subsidiary;

(7) to modify either or both of the manner in which items of Profit or Loss are allocated pursuant to Article 6 or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent otherwise provided in this Agreement and as may be permitted under applicable law);

(8) to reflect the issuance of additional Partnership Interests in accordance with Article 4;

(9) to reflect any modification to this Agreement permitted by any provision of this Agreement that authorizes the General Partner to make amendments without the consent of any other Person;

(10) to reflect any modification to this Agreement as is necessary or desirable (as determined by the General Partner in its sole and absolute discretion) in connection with any merger or consolidation of any Federal Realty Subsidiary with and into Federal Realty or any wholly-owned subsidiary of Federal Realty, or any Transfer by any Federal Realty Subsidiary of its interest in the Partnership to Federal Realty or any wholly-owned subsidiary of Federal Realty;

(11) to reflect any modification to this Agreement as is necessary or desirable (as determined by the General Partner in its sole and absolute discretion) to reflect the direct ownership of assets by the General Partner or any Federal Realty Subsidiary as contemplated by Section 7.5), including, without limitation, any related modification to the definition of Adjustment Factor; and

(12) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership which does not violate Section 7.3.D.

D. Notwithstanding Sections 7.3.B, 7.3.C and 14.2, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner materially adversely affected, if such amendment or action would: (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except any Limited Partner Interest held or acquired by the General Partner); (ii) adversely modify the limited liability of a Limited Partner; (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article 5 or Section 13.2.A(4), or alter the allocations specified in Article 6 (except, in any case, as permitted pursuant to Articles 4 or 6 or Sections 5.5 or 7.3.C); (iv) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Section 8.6, or amend or modify any related definitions; (v) subject to Sections 7.3(C)(6) and 7.9.C, remove, alter or amend the powers and restrictions related to REIT Requirements or permitting Federal Realty to avoid paying tax under Code Sections 857 or 4981 contained in Sections 3.2, 7.1 and 7.3; or (vi) amend this Section 7.3.D. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner. Further, no amendment may alter the restrictions on the General Partner’s powers expressly set forth elsewhere in this Agreement (including, without limitation, this Section 7.3) without the Consent specified therein.

Section 7.4 Reimbursement of the General Partner, Federal Realty and Federal Realty Subsidiaries.

A. Neither the General Partner, Federal Realty nor any Federal Realty Subsidiary shall be compensated for its services as general partner or limited partner of the Partnership except as provided in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which any of such Persons be entitled in its capacity as the General Partner or a Partner, as applicable).

B. Subject to Sections 7.4.D and 15.11, the Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s, the General Partner’s, any Federal Realty Subsidiary’s and Federal Realty’s organization and the ownership of each of their assets and operations. The General Partner is hereby authorized to cause the Partnership to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. The Partnership shall be liable for, and shall reimburse the General Partner, any Federal Realty Subsidiary or Federal Realty, as applicable, on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership’s business, including, without limitation: (i) expenses relating to the ownership of interests in and management and operation of the Partnership; (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans of Federal Realty, any Federal Realty Subsidiary, the General Partner or the Partnership that may provide for shares, units, LTIP Units or phantom shares, pursuant to which employees, officers or directors of Federal Realty, any Federal Realty Subsidiary, the General Partner and the Partnership will receive payments based upon dividends on or the value of REIT Shares; (iii) director or trustee fees and expenses of Federal Realty, any Federal Realty Subsidiary and their respective Affiliates; (iv) any expenses (other than the purchase price) incurred by Federal Realty or any Federal Realty Subsidiary in connection with the redemption or other repurchase of REIT Shares, Capital Shares or Partnership Interests; and (v) all costs and expenses of Federal Realty of being a public company, including, without limitation, costs of filings with the SEC, reports and other distributions to its shareholders; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner, any Federal Realty Subsidiary or Federal Realty with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership. The Partners acknowledge that all such expenses of the General Partner, each Federal Realty Subsidiary and Federal Realty are deemed to be for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement of the General Partner, each Federal Realty Subsidiary and Federal Realty as a result of indemnification pursuant to Section 7.7.

C. If Federal Realty shall elect to purchase from its shareholders REIT Shares or Capital Shares for the purpose of delivering such REIT Shares or Capital Shares to satisfy an obligation under any dividend reinvestment program adopted by Federal Realty, any employee stock purchase plan adopted by Federal Realty or any similar obligation or arrangement undertaken by Federal Realty in the future, in lieu of the treatment specified in Section 4.7.B, the purchase price paid by Federal Realty for such REIT Shares or Capital Shares shall be considered expenses of the Partnership and shall be advanced to Federal Realty or reimbursed to Federal Realty, subject to the condition that: (1) if such REIT Shares subsequently are sold by Federal Realty, Federal Realty shall pay or cause to be paid to the Partnership any proceeds received by Federal Realty for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program); and (2) if such REIT Shares are not retransferred by Federal Realty within thirty (30) days after the purchase thereof, or Federal Realty otherwise determines not to retransfer such REIT

Shares, the Partnership shall redeem from Federal Realty a number of Common Units determined in accordance with Section 4.7.B, as adjusted, to the extent the General Partner determines is necessary or advisable in its sole and absolute discretion: (x) pursuant to Section 7.5 (in the event Federal Realty acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by Federal Realty pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Units held by Federal Realty).

D. To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.11, if and to the extent any reimbursements to the General Partner, any Federal Realty Subsidiary or any of its Affiliates by the Partnership pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5 Outside Activities of Federal Realty. Federal Realty shall not directly or indirectly enter into or conduct any business, other than in connection with: (a) the ownership, acquisition and disposition of Partnership Interests; (b) the management of the business and affairs of the Partnership and its Affiliates; (c) the offering, sale or issuance of stock, bonds, securities or other interests; (d) financing or refinancing of any type related to the Partnership or its assets or activities; and (e) such activities as are incidental thereto; provided, however, that Federal Realty may, in its sole and absolute discretion, from time to time hold or acquire assets directly or indirectly in its own name or otherwise other than through the Partnership so long as Federal Realty takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, Federal Realty shall make such amendments to this Agreement as Federal Realty determines are necessary or desirable, including, without limitation, the definition of Adjustment Factor, to reflect such activities and the direct or indirect ownership of assets by Federal Realty. Nothing contained herein shall be deemed to prohibit any or all of Federal Realty, the General Partner, the Federal Realty Subsidiaries and all Disregarded Entities with respect to Federal Realty, taken as a group, from executing guarantees of Partnership debt. Unless otherwise determined by the General Partner in its sole and absolute discretion, Federal Realty shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than: (i) as permitted by the proviso in the first sentence of this paragraph; (ii) interest in Disregarded Entities with respect to Federal Realty (including the Federal Realty Subsidiaries); (iii) Partnership Interests as the General Partner or a Limited Partner and other interests, rights, options, warrants or convertible or exchangeable securities of the Partnership and of the General Partner; (iv) debt of the Partnership or any subsidiary of the Partnership; (v) a minority interest in any Subsidiary of the Partnership that Federal Realty holds directly or indirectly to maintain such Subsidiary’s status as a partnership for federal income tax purposes or otherwise; (vi) cash held for payment of administrative expenses or pending distribution to security holders of Federal Realty or any wholly owned Subsidiary thereof or pending contribution to the Partnership; (vii) such cash and cash equivalents, bank accounts or similar instruments or accounts as Federal Realty deems reasonably necessary, taking into account Section 7.1.D and the requirements necessary for Federal Realty to qualify as a REIT and for Federal Realty and the General Partner to carry out their respective responsibilities contemplated under this Agreement; and (viii) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of the Partnership and its Subsidiaries. Any Limited Partner Interests acquired by the General Partner shall be automatically converted into a General Partner Interest comprised of an identical number of Units with the same terms as the class or series so acquired. Any Affiliates of the General Partner may acquire Limited Partner Interests and shall, except as expressly provided in this Agreement, be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

Section 7.6 Transactions with Affiliates.

A. The Partnership may lend or contribute funds to, and borrow funds from, Persons in which the Partnership has an equity investment and Persons who own equity or other interests in the Partnership, including the General Partner, Federal Realty or any Federal Realty Subsidiary, and such Persons may borrow funds from, and lend or contribute funds to, the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

B. The Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts, statutory trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

C. The General Partner, Federal Realty, the Federal Realty Subsidiaries and their respective Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, on terms and conditions established by the General Partner in its sole and absolute discretion.

D. The General Partner, Federal Realty and the Federal Realty Subsidiaries in their respective sole and absolute discretion and without the approval of the Partners or any of them or any other Persons, may propose and adopt (on behalf of the Partnership) employee benefit plans funded by the Partnership for the benefit of trustees, directors, officers, employees or agents of Federal Realty, any Federal Realty Subsidiary, the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of Federal Realty, the General Partner, any Federal Realty Subsidiary, the Partnership or any of the Partnership’s Subsidiaries.

Section 7.7 Indemnification.

A. To the fullest extent permitted by applicable law but subject to Section 7.1.D, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, whether by or in the right of the Partnership or otherwise, that relate to the operations of the Partnership as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise (“Claims”); provided, however, that the Partnership shall not indemnify an Indemnitee: (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Claim and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any loss resulting from any transaction for which such Indemnitee actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Partnership: (x) to indemnify or advance expenses to any Indemnitee with respect to any Claim initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless approved or authorized by the General Partner or incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement; or (y) to indemnify an Indemnitee in connection with one or more claims or actions involving such Indemnitee if such Indemnitee is found liable to the Partnership with respect to such claim or Claim. If Indemnitee is entitled to indemnification hereunder with respect to one or more but less than all claims, issues or matters in any Claim, the Partnership shall provide indemnification hereunder in connection with each such claim, issue or matter, allocated on a reasonable and proportionate basis. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, in its sole and absolute discretion on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any other Holder shall have any obligation to pay or otherwise satisfy such indemnification obligation or to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

B. To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Claim shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Claim upon receipt by the Partnership of: (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met; and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any Consent of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

D. The Partnership may, but shall not be obligated to, purchase and maintain insurance or arrange for other coverage under a blanket insurance policy or policies maintained by Federal Realty, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the General Partner, Federal Realty or any Federal Realty Subsidiary (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of: (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Claim and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful; or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement.

F. In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest (including a conflicted interest) in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I. It is the intent of the parties that any amounts paid by the Partnership to Federal Realty, the General Partner or any Federal Realty Subsidiary pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.8 Liability of the General Partner and its Affiliates.

A. To the fullest extent permitted by law: (i) each of the General Partner, Federal Realty and their respective officers, directors, trustees, shareholders, members, managers, and any other Indemnitee, is acting for the benefit of not only the Partnership and the Partners, but also Federal Realty’s shareholders, collectively; (ii) in the event of a conflict between the interests of the Partnership or any Partner, on the one hand, and the separate interests of Federal Realty or its shareholders, on the other hand, the General Partner, Federal Realty and their officers, directors, trustees, shareholders, members and managers, and any other Indemnitees, are under no obligation and have no duty (fiduciary or otherwise) not to give priority to the separate interests of Federal Realty or the shareholders of Federal Realty, and may give priority to the separate interests of Federal Realty or the shareholders of Federal Realty, in a manner that is adverse to the Partnership and its Partners, and any action or failure to act on the part of the General Partner or its officers, directors and trustees, or any other Indemnitees, that gives priority to the separate interests of Federal Realty or the shareholders of Federal Realty, does not violate any duty hereunder or otherwise owed by the General Partner, Federal Realty or their respective officers, directors, trustees, shareholders, members or managers, or any other Indemnitees, to the Partnership and/or the Partners or any other Person bound by this Agreement; and (iii) none of the General Partner, Federal Realty or their respective officers, directors, trustees, shareholders, members or managers, or any other Indemnitee, shall be liable to the Partnership or to any Partner or any other Person bound by this Agreement for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Partnership or any Partner in connection with such decisions, except for liability for acts of the General Partner committed in bad faith or resulting from the active and deliberate dishonesty of the General Partner. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law and notwithstanding any other provision of this Agreement or any other agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever a conflict arises between the interests of Federal Realty or the shareholders of Federal Realty, on one hand, and any Limited Partner, on the other hand, the General Partner will endeavor in good faith to resolve the conflict in a manner not adverse to Federal Realty or the shareholders of Federal Realty or any Limited Partner; provided, however, that for so long as Federal Realty owns a direct or indirect controlling interest in the Partnership any conflict that cannot be resolved in a manner not adverse to Federal Realty or the shareholders of Federal Realty and any Limited Partner shall be resolved in favor of Federal Realty or the shareholders of Federal Realty, as the case may be, and any action taken by the General Partner or any other Indemnitee in connection with any such conflict of interests shall not constitute a breach of this Agreement or any duty at law, in equity or otherwise. Any benefit received by any Indemnitee as a result of any transaction that does not violate this Section 7.8A shall not be deemed to be an “improper” personal benefit for purposes of Section 7.7, Section 7.8 or Section 8.1.

B. Subject to its obligations and duties as General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the employees or agents of the General Partner or the Partnership (subject to the supervision and control of the General Partner). The General Partner shall not be liable to the Partnership or any Partner for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been taken or omitted to be taken in good faith and shall not constitute a breach of any duty (including any fiduciary duty) or obligation arising at law or in equity or under this Agreement.

C. Any obligation or liability whatsoever of the General Partner or the Partnership which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. To the fullest extent permitted by law, no such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s, Federal Realty’s or the Partnership’s directors, trustees, officers, shareholders, members, managers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, none of the directors, trustees, officers, shareholders, members, managers, employees or agents of the General Partner, Federal Realty, the Partnership or any other Indemnitee shall be liable or accountable in damages or otherwise to the Partnership, any Partners, or any other Person bound by this Agreement for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, except for any such losses sustained, liabilities incurred or benefits not derived as a result of: (i) an act or omission on the part of such Person that was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of such Person that such Person had reasonable cause to believe was unlawful; or (iii) for any loss resulting from any transaction for which such Person actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement.

D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner, Federal Realty or their respective directors, trustees, officers, shareholders, members, managers, employees or agents or the Indemnitees to the Partnership, the Partners or any other Person bound by this Agreement under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

E. Notwithstanding anything herein to the contrary, except for liabilities resulting from: (i) an act or omission on the part of such Partner that was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of such Partner that such Partner had reasonable cause to believe was unlawful; or (iii) any transaction for which such Partner actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument to the fullest extent permitted by law, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partners or to any other Person bound by this Agreement, including any damages arising out of the breach of any such Partner’s fiduciary duties as such duties may have been modified by this Agreement. Without limitation of the foregoing, no property or assets of such Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) or any other Person bound by this Agreement and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of General Partner solely as officers of General Partner and not in their own individual capacities.

F. To the extent that, at law or in equity, the General Partner, Federal Realty or any other Indemnitee, has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, none of the General Partner, Federal Realty or any other Indemnitee shall be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement or any otherwise applicable provision of law or in equity, neither the General Partner nor any other Indemnitee shall have any fiduciary duties, or, to the fullest extent permitted by law, except to the extent expressly provided in this Agreement, other duties, obligations or liabilities, to the Partnership, any Limited Partner or any other Person who has acquired an interest in a Partnership Interest, and, to the fullest extent permitted by law, the General Partner and the other Indemnitees shall only be subject to any contractual standards imposed and existing under this Agreement.

G. To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or any other agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement any Person is permitted or required to make a decision: (i) in its “sole and absolute discretion,” “sole discretion”, “discretion”, “at its election” or under a grant of similar authority or latitude, such Person shall be entitled to consider only such interests and factors as it desires, including its own interests, shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership, the Partners, or any other Person bound by this Agreement, and shall be entitled to act in a manner adverse to the interests of the Partnership, the Partners or any other Person bound by this Agreement; or (ii) in its “good faith” or under another expressed standard, such Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties and shall not constitute a breach of this Agreement, of any agreement contemplated herein or therein, or of any duty existing at law, in equity or otherwise, including any fiduciary duty.

H. To the fullest extent permitted by applicable law, no Indemnitee shall be liable to the Partnership, any Partner or any other Person bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnitee in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnitee by this Agreement, except that an Indemnitee shall be liable for any such loss, damage or claim incurred if: (i) such act or omission was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if such Indemnitee had reasonable cause to believe that such act or omission was unlawful; or (iii) such loss, damage or claim incurred resulted from any transaction for which such Indemnitee actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement.

I. Notwithstanding anything to the contrary in this agreement, it is understood and/or agreed that the term “good faith” as used in this agreement shall, in each case, mean “subjective good faith” as understood and interpreted under Delaware law; provided, however, that for the avoidance of doubt, any resolution of a conflict of interest between Federal Realty or the interests of shareholders of Federal Realty, on the one hand, and the Partnership or any Limited Partner on the other hand, in a manner favorable to Federal Realty or the interests of the shareholders of Federal Realty shall not be deemed a violation of such “subjective good faith” standard.

Section 7.9 Other Matters Concerning the General Partner.

A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any duly authorized agents or a duly appointed attorney or attorneys-in-fact. Each such agent or attorney shall, to the extent authorized by the General Partner, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

C. Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order: (i) to protect the ability of Federal Realty to continue to qualify as a REIT; (ii) for Federal Realty otherwise to satisfy the REIT Requirements; or (iii) for Federal Realty to avoid incurring any taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners and each other Person bound by this Agreement and shall not constitute a breach of this Agreement, of any agreement contemplated herein or therein, or of any duty existing at law, in equity or otherwise, including any fiduciary duty.

D. To the extent Federal Realty or its officers, directors or trustees, or any other Indemnitee, take any action in the name or on behalf of the General Partner, in the General Partner’s capacity as the sole general partner of the Partnership, Federal Realty and its officers, directors and trustees, or any other Indemnitee, shall be entitled to the same protection as the General Partner and its members, managers and agents.

Section 7.10 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, any Subsidiary of the Partnership, the General Partner, or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner, or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. To the fullest extent permitted by law, each Limited Partner and each other Person bound by this Agreement hereby waives any and all claims, defenses or other remedies that may be available to such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that: (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation of Liability. No Limited Partner, including any Federal Realty Subsidiary, acting in its capacity as such, shall have any liability under this Agreement except for liability resulting from: (i) an act or omission on the part of such Limited Partner that was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Limited Partner had reasonable cause to believe was unlawful; or (iii) any transaction for which such Limited Partner actually received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement, or as expressly provided in this Agreement (including, without limitation, Section 10.4) or under the Act.

Section 8.2 Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any member, manager, officer, employee, partner or agent of the General Partner, the Partnership, any Federal Realty Subsidiary or their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates, or any officer, director, employee, member, manager or agent of the General Partner, the Partnership or their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners. To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or any other agreement contemplated herein or applicable provisions of law or equity or otherwise, subject to any agreements entered into pursuant to Section 7.6 and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner (including any Federal Realty Subsidiary) and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or any other agreement contemplated herein or applicable provisions of law or equity or otherwise, neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner or any Federal Realty Subsidiary, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person. Notwithstanding any other provision of this Agreement, or any other agreement contemplated herein or applicable provisions of law or equity or otherwise, to the fullest extent permitted by law, including without limitation Section 7.1.A and Section 7.6, one or more Affiliates of Federal Realty may own membership interests or similar equity interests in one or more Subsidiaries.

Section 8.4 Return of Capital. Except pursuant to the rights of Redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 5 and Article 6 or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Rights of Limited Partners Relating to the Partnership.

A. Copies of Business Records. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C, each Limited Partner shall be provided the following, at the Partnership’s expense:

(i) promptly after becoming available and without demand by a Limited Partner, a copy of the most recent annual, quarterly and current reports and proxy statements filed with the Securities and Exchange Commission by Federal Realty and the Partnership pursuant to the Securities Exchange Act of 1934, if any;

(ii) promptly after becoming available and without demand by a Limited Partner, a copy of the Partnership’s federal, state and local income tax returns for each Fiscal Year;

(iii) after written demand and for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, a current list of the name and last known business, residence or mailing address of each Partner;

(iv) after written demand, a copy of this Agreement and the Certificate and all amendments hereto or to the Certificate, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments hereto and thereto have been executed; and

(v) after written demand, true and full information regarding the amount of cash and a description and statement of any other property or services contributed by Federal Realty or the General Partner.

The General Partner may satisfy its obligations under Sections 8.5.A(i) and (ii) by posting or making available the information required on the website maintained from time to time by the Partnership or Federal Realty, provided that such reports are able to be printed or downloaded from such website.

B. The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor.

C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that: (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership, Federal Realty or the General Partner; or (ii) the Partnership, Federal Realty or the General Partner is required by law or by agreement to keep confidential.

D. Upon written request by any Limited Partner, the General Partner shall cause the ownership of Partnership Interests by such Limited Partner to be evidenced by a certificate in such form as the General Partner may determine with respect to any class of Partnership Interests issued from time to time under this Agreement. Any officer of the General Partner or the Partnership may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Partnership alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated. Unless otherwise determined by an officer of the General Partner or the Partnership, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Partnership a bond in such sum as the General Partner may direct as indemnity against any claim that may be made against the Partnership.

Section 8.6 Redemption Rights of Qualifying Parties.

A. Subject to any applicable Restricted Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Common Units held by such Tendering Party (Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange (a “Redemption”) for the Cash Amount payable on or before the Specified Redemption Date. The Partnership may, in the General Partner’s sole and absolute discretion, redeem Tendered Units at the request of the Holder thereof prior to the end of the applicable Restricted Period (subject to the terms and conditions set forth herein); provided that the General Partner first receives a legal opinion to the same effect as the legal opinion described in Section 8.6.G(4). Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner and Federal Realty by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership: (i) unless and until Federal Realty declines or fails to exercise its purchase rights under Section 8.6.B following receipt of a Notice of Redemption; or (ii) prior to the close of business on the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds, in each case, on or before the Specified Redemption Date.

B. Notwithstanding the provisions of Section 8.6.A, on or before the close of business on the Cut-Off Date, Federal Realty may, in its sole and absolute discretion but subject to the REIT Share Ownership Limit and any other limitations in the Federal Realty Declaration, elect to acquire some or all (such percentage being referred to as the “Applicable Percentage”) of the Tendered Units from the Tendering Party in exchange for REIT Shares. If Federal Realty elects to acquire some or all of the Tendered Units pursuant to this Section 8.6.B, the Partnership shall give written notice thereof to the Tendering Party on or before the close of business on the Cut-Off Date and Federal Realty shall deliver such REIT Shares to the Tendering Party pursuant to the terms of this Section 8.6.B, in which case: (1) Federal Realty shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right with respect to such Tendered Units; and (2) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to Federal Realty in exchange for the REIT Shares Amount. If Federal Realty so elects, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to Federal Realty in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The Tendering Party shall submit: (a) such information, certification or affidavit as Federal Realty may reasonably require in connection with the application of the REIT Share Ownership Limit to any such acquisition; and (b) such written representations, investment letters, legal opinions or other instruments necessary, in Federal Realty’s view, to effect compliance with the Securities Act. In addition, upon Federal Realty’s election to purchase the Tendered Units pursuant to this Section 8.6.B, the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units and the obligation of the Partnership to effect a Redemption of the Tendered Units as to which the General Partner’s notice relates shall not accrue or arise. A number of REIT Shares equal to the product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by Federal Realty as duly authorized, validly issued, fully paid and non-assessable REIT Shares and, if applicable, Distributed Rights, free of any pledge, lien, encumbrance or restriction, other than the REIT Share Ownership Limit, other restrictions in the Federal Realty Declaration or Bylaws of Federal Realty, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by Federal Realty pursuant to this Section 8.6.B, any Partner, any Assignee nor any other interested Person shall have any right to require or cause Federal Realty to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 8.6.B, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange unless otherwise provided in a Partner Schedule or other agreement. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and Distributed Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares delivered upon an acquisition of the Tendered Units by Federal Realty pursuant to this Section 8.6.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as Federal Realty in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

C. Notwithstanding the provisions of Sections 8.6.A and 8.6.B, no Tendering Party shall have any rights under this Agreement that would otherwise be prohibited by the Federal Realty Declaration and shall have no rights to require the Partnership to redeem Tendered Units or require Federal Realty to acquire Tendered Units if such a redemption or the acquisition of such Tendered Units by Federal Realty pursuant to Section 8.6.B would cause any Person to violate the REIT Share Ownership Limit or cause the Partnership to be treated as a “publicly traded partnership” as defined in Section 7704(b) of the Code. To the extent that any attempted Redemption or acquisition of the Tendered Units by Federal Realty pursuant to Section 8.6.B hereof would be in violation of this Section 8.6.C, to the fullest extent permitted by law, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise deliverable by Federal Realty under Section 8.6.B or cash otherwise payable under Section 8.6.A.

D. If Federal Realty does not elect to acquire the Tendered Units pursuant to Section 8.6.B:

(1) The Partnership may, in the sole and absolute discretion of the General Partner, elect to raise funds for the payment of the Cash Amount either: (a) by requiring that Federal Realty contribute to the Partnership funds from the proceeds of a sale by Federal Realty of REIT Shares sufficient to purchase the Tendered Units in which event Federal Realty shall make a Capital Contribution of any such amounts to the Partnership in exchange for additional Units. The Partnership is hereby authorized from time to time to issue such additional Units in consideration therefor without any further act, approval or vote of any Partner or other Persons and any such contribution shall entitle Federal Realty to an equitable Percentage Interest adjustment; or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.

(2) If the full Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to any unpaid portion of the Cash Amount from the day after the Specified Redemption Date to and including the date on which the full Cash Amount is paid at a rate equal to the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate).

E. Notwithstanding the provisions of Section 8.6.B, Federal Realty shall not acquire any Tendered Units in exchange for REIT Shares if such exchange would be prohibited under the Federal Realty Declaration or result in a violation of the REIT Share Ownership Limit or cause the Partnership to be treated as a “publicly traded partnership” as defined in Section 7704(b) of the Code.

F. Notwithstanding anything herein to the contrary (but subject to Section 8.6.C), with respect to any Redemption (or any tender of Common Units for purchase by Federal Realty if the Tendered Units are acquired by Federal Realty pursuant to Section 8.6.B) pursuant to this Section 8.6:

(1) All Common Units acquired by Federal Realty pursuant to Section 8.6.B shall, without further action required, continue to be a Limited Partner’s Partnership Interest comprised of the same number of Common Units.

(2) Subject to the REIT Share Ownership Limit, no Tendering Party may effect a Redemption for less than one thousand (1,000) Common Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than one thousand (1,000) Common Units, all of the Common Units held by such Tendering Party, without, in each case, the Consent of the General

(3) If (i) a Tendering Party surrenders its Tendered Units during the period after the Partnership Record Date with respect to a distribution and before the record date established by Federal Realty for a distribution to its shareholders of some or all of its portion of such Partnership distribution; and (ii) Federal Realty elects to acquire any of such Tendered Units in exchange for REIT Shares pursuant to Section 8.6.B, such Tendering Party shall pay to Federal Realty on the Specified Redemption Date an amount in cash equal to the portion of the Partnership distribution in respect of the Tendered Units exchanged for REIT Shares, insofar as such distribution relates to the same period for which such Tendering Party would receive a distribution in respect of such REIT Shares.

(4) The consummation of such Redemption (or an acquisition of Tendered Units by Federal Realty pursuant to Section 8.6.B, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(5) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5) all Common Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Common Units for all purposes of this Agreement, until such Common Units are either paid for by the Partnership pursuant to Section 8.6.A or transferred to Federal Realty and paid for, by the delivery of the REIT Shares pursuant to Section 8.6.B. Until a Specified Redemption Date and an acquisition of the Tendered Units by Federal Realty pursuant to Section 8.6.B, the Tendering Party shall have no rights as a shareholder of Federal Realty with respect to the REIT Shares deliverable in connection with such acquisition.

(6) No Partner may effect a Redemption more than two (2) times during any calendar year.

(7) A Tendering Party shall pay to the General Partner the then-applicable administrative processing fee for Redemptions consistent with the General Partner’s fee schedule at the time.

G. In connection with an exercise of Redemption rights pursuant to this Section 8.6, except as otherwise Consented to by the General Partner, in its sole and absolute discretion, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1) A written affidavit, dated the same date as the Notice of Redemption: (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party; and (ii) to the best of their knowledge any Related Party; and (b) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by Federal Realty pursuant to Section 8.6.B, neither the Tendering Party nor to the best of their knowledge any Related Party will own REIT Shares in violation of the REIT Share Ownership Limit;

(2) A written representation that neither the Tendering Party nor to the best of their knowledge any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by Federal Realty pursuant to Section 8.6.B on the Specified Redemption Date;

(3) An undertaking to certify, at and as a condition to the closing of the Redemption or the acquisition of the Tendered Units by Federal Realty pursuant to Section 8.6.B on the Specified Redemption Date, that either: (a) the actual and constructive ownership of REIT Shares by the Tendering Party and to the best of their knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.6.G(1); or (b) that after giving effect to the Redemption or an acquisition of the Tendered Units by Federal Realty pursuant to Section 8.6.B, neither the Tendering Party nor to the best of their knowledge any Related Party shall own REIT Shares in violation of the REIT Share Ownership Limit; and

(4) In connection with any Redemption prior to the end of any applicable Restricted Period, Federal Realty shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Redemption will not cause Federal Realty, the Partnership, the General Partner or any Federal Realty Subsidiary to violate any federal or state securities laws or regulations applicable to the Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to this Section 8.6.B.

Section 8.7 Partnership Right to Call Limited Partner Interests. Notwithstanding any other provision of this Agreement, the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem some or all of the outstanding Limited Partner Interests of any Limited Partner, subject to any restrictions or limitations set forth in the Partner Schedule for such Limited Partner. In the event of such a redemption by the Partnership, the Limited Partner shall be treated as a Tendering Party who will be deemed to have delivered a Notice of Redemption pursuant to Section 8.6 hereof for the amount of Partnership Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.7. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.7 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.7, any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner’s sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party and the provisions of Sections 8.6.F(2), 8.6(F)(3), 8.6(F)(6) and 8.6.F(7) shall not apply, but the remainder of Section 8.6 hereof shall apply with such adjustments as shall be necessary in the circumstances.

Section 8.8 Other Redemptions. Notwithstanding the provisions of Section 8.6, nothing in this Agreement shall preclude the redemption of a Limited Partner Interest or Partnership Units by the Partnership upon such terms and conditions as may be negotiated between the Limited Partner or Assignee holding such Limited Partner Interest or Partnership Units, on the one hand, and the General Partner, the Partnership or Federal Realty, on the other hand, in their sole and absolute discretion. Such a redemption may include, without limitation, the payment of cash by the Partnership to the Limited Partner or Assignee, in a lump sum or in installments, or the distribution in kind of Partnership assets to such Limited Partner or Assignee (which assets may be encumbered), including assets to be designated by the Limited Partner or Assignee and acquired (with or without debt financing) by the Partnership. Upon any such redemption, the Partnership Units and Limited Partner Interest redeemed and the applicable Partner Schedule shall be cancelled and General Partner shall reflect such redemption on the books and records of the Partnership. In effecting any such redemption by negotiated agreement, none of the Partnership, the General Partner, the Limited Partner and the Assignee, as the case may be, shall incur any liability to any other Holder of Partnership Units or have any duty to offer the same or similar terms for redemption of any other Limited Partner Interest or Partnership Units.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting.

A. The General Partner shall keep or cause to be kept at the principal place of business of the Partnership those records and documents, if any, required to be maintained by the Act and any other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 or Article 13. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

B. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership, the General Partner and Federal Realty may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2 Tax Year. For purposes of this Agreement, the fiscal year of the Partnership shall be the same as the tax year of the Partnership. The tax year shall be the calendar year unless otherwise required by the Code.

Section 9.3 Reports.

A. As soon as practicable, but in no event later than one hundred five (105) days after the close of each Fiscal Year, the General Partner shall cause to be mailed to each Limited Partner of record as of the close of the Fiscal Year, financial statements of the Partnership, or Federal Realty if such statements are prepared solely on a consolidated basis with Federal Realty for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B. If and to the extent that Federal Realty mails quarterly reports to Federal Realty’s shareholders, as soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership for such calendar quarter, or of Federal Realty if such statements are prepared solely on a consolidated basis with Federal Realty and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.

C. The General Partner shall have satisfied its obligations under Section 9.3.A and Section 9.3.B by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership or Federal Realty, provided that such reports are able to be printed or downloaded from such website.

D. At the request of any Limited Partner, for any purpose reasonably related to such Limited Partner’s interest in the Partnership, the General Partner shall, subject to Section 17-305(b) of the Act, provide access to the books, records and workpapers upon which the reports required by this Section 9.3 are based, to the extent required by the Act.

ARTICLE 10

TAX MATTERS

Section 10.1 Preparation of Tax Returns. The Partnership shall timely cause to be prepared and transmitted to the Partners federal and appropriate state and local Partnership Income Tax Schedules “K-1” of any substitute therefor with respect to any Fiscal Year on appropriate forms prescribed. The Partnership shall make reasonable efforts to prepare and submit such forms on or before August 15 of the year following the Fiscal Year in question.

Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3 Tax Partner.

A. The General Partner shall designate each year a “partnership representative” (within the meaning of Section 6223(a) of the Code) (the “Partnership Representative”) of the Partnership which shall be the General Partner if no other Person is designated. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the IRS or to retain the services of a Partnership Representative, and all out-of-pocket expenses and fees incurred by the Partnership Representative shall constitute Partnership expenses. Any person who serves as Partnership Representative shall not be liable to the Partnership or any Partner for any action it takes or fails to take in such capacity, unless such action or failure to act constitutes bad faith, willful misconduct, gross negligence, fraud or a material breach of this Agreement. The Partnership Representative is authorized to and shall represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by any federal, state, or local tax authorities, including resulting administrative and judicial proceedings (each a “Tax Audit” and collectively, “Tax Audits”), and to expend Partnership funds for professional services and costs associated therewith.

(1) In its capacity as such, the Partnership Representative shall have the authority and discretion to exercise any and all authority of the Partnership Representative under the Code, including, without limitation: (a) binding the Partnership and its Partners with respect to tax matters, including, but not limited to, by entering into any settlement offer, agreeing to extend statutes of limitation, and initiating litigation; and (b) in cases where the IRS, in connection with a Tax Audit governed by the Partnership Tax Audit Rules, proposes a Covered Audit Adjustment, determining, in its sole discretion, whether, to the extent that such election is available under the Partnership Tax Audit Rules, to make a Push-Out Election.

(2) If the Partnership Representative changes its address, the Partnership Representative shall promptly notify the IRS of such occurrence. If the Partnership Representative is replaced pursuant to this Section 10.3A, the outgoing Partnership Representative shall take all actions required by the Partnership Tax Audit Rules to revoke or resign its prior designation as the Partnership Representative.

(3) To the maximum extent permitted by applicable law, the Partnership Representative will not be liable for, and will be indemnified and held harmless by the Partnership from and against, any and all loss, liability, damage, cost or expense, including reasonable attorneys’ and accountants’ fees, suffered or incurred in defense of any demands, claims or lawsuits against the Partnership Representative in or as a result of or relating to his or its capacity, actions or omissions as the Partnership Representative, or concerning the Partnership or any activities undertaken on behalf of the Partnership; provided that the acts or omissions of the Partnership Representative are not found by a court of competent jurisdiction upon entry of a final judgment to have been the result of fraud or willful misconduct or, with respect to criminal matters, that the Partnership Representative had reason to believe that his conduct was unlawful.

(4) If the Partnership Representative makes a Push-Out Election with respect to a Covered Audit Adjustment, each Partner (including transferees or successors of any Partner) covenants and agrees that it shall: (a) pay any and all resulting taxes, additions to tax, penalties and interest in a timely fashion; and (b) cooperate with the Partnership and the Partnership Representative in good faith. Notwithstanding the foregoing, if the Partnership is required to pay any tax, addition to tax, penalty, or interest because any portion of the applicable Covered Audit Adjustment would otherwise be subject to withholding by the Partnership under Chapters 3 or 4 of Subtitle A of the Code, any such amounts shall be considered Partnership Level Taxes with respect to the applicable Partners subject to the provisions of Section 10.4.

(5) To the extent that the Partnership Representative does not make a Push-Out Election with respect to a Covered Audit Adjustment, the Partnership Representative may make Imputed Underpayment Modifications (taking into account whether the Partnership Representative has received all requisite information on a timely basis from the Partners), and each Partner shall, as requested by the Partnership Representative, take such actions as may be necessary or prudent for the Partnership Representative to seek an Imputed Underpayment Modification (including, for the avoidance of doubt, filing an amended federal income tax return or following an alternative procedure to filing an amended federal income tax return, as described in Section 6225(c)(2) of the Code, paying any and all resulting federal income taxes in a timely fashion, providing all necessary information to the Partnership to support the modification of the tax rate applicable to any Imputed Underpayment Modification pursuant to Section 6225(c)(4) of the Code, and providing an affidavit to the Partnership Representative that such actions have been taken). If not otherwise sought by the Partnership Representative and if reasonably requested by a Partner, the Partnership Representative shall use commercially reasonable efforts to provide to such Partner information allowing such Partner to file an amended federal income tax return or to follow an alternative procedure to filing an amended federal income tax return, as described in Section 6225(c)(2) of the Code, to the extent that such amended return or alternative procedure and payment of any related taxes, additions to tax, penalties, and interest would reduce any Partnership Level Taxes attributable to the Covered Audit Adjustment.

(6) To the extent that the Partnership Representative does not make a Push-Out Election with respect to a Covered Audit Adjustment, the Partnership Representative is authorized, pursuant to Section 4.3.C, to obtain a loan on behalf of the Partnership to pay any Partnership Level Taxes.

(7) Each Partner agrees to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Partnership Representative in connection with any Tax Audit. If reasonably requested by the Partnership Representative, each Partner shall deliver to the Partnership Representative: (a) any certificates, forms, affidavits, or instruments reasonably requested by the Partnership Representative relating to such Partner’s status under any tax laws, (including, but limited to, evidence of the filing of tax returns and/or payment of tax); and (b) any information reasonably requested by the Partnership Representative in connection with the Partnership Tax Audit Rules (including, but not limited to, upper-tier shareholder specific information if a Partner is or becomes an S corporation for federal income tax purposes, upper-tier partner specific information if a Partner is or becomes a partnership for federal income tax purposes, tax returns, information regarding the character of income as capital gain or qualified dividend income, and information regarding passive activity losses).

(8) Notwithstanding anything herein to the contrary, nothing in this Agreement shall obligate the Partnership Representative to provide notice to the Partners regarding any Tax Audit other than as required by the Partnership Tax Audit Rules. The Partners shall have no right to participate in any Tax Audit, unless the Partnership Representative gives its written consent otherwise.

(9) Each Partner agrees to promptly update and supplement its contact information as necessary to keep such information up-to-date, even if such Partner’s interest in the Partnership is transferred or terminated.

(10) The provisions of this Section 10.3, including the Partnership Representative’s authority under this section, shall survive the termination, dissolution, liquidation and winding up of the Partnership and the termination or transfer of any Partner’s interest in the Partnership and shall remain binding on each Partner for the period of time necessary to resolve any Tax Audit involving or related to the Partnership.

(11) All third-party costs and expenses incurred by the Partnership Representative in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the Partnership Representative in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

B. All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

C. In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

D. The Partners, intending to be legally bound, hereby authorize the Partnership to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation §1.83-3(1) and the Proposed Revenue Procedure set forth in IRS Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Partnership transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The Partnership Representative is authorized and directed to execute and file the Safe Harbor Election on behalf of the Partnership and the Partners. The Partnership and the Partners (including any person to whom an interest in the Partnership is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The Partnership is also authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation §1.83-3, including amending this Agreement. In the event the Safe Harbor Election is rendered moot or obsolete by future legislation that amends Section 83 of the Code, this Section 10.3.D shall have no effect. The liquidation value of each LTIP Unit shall be zero upon grant as provided in Section4.10.C(1).

E. Each Limited Partner shall be required to provide such information as reasonably requested by the Partnership in order to determine whether such Limited Partner: (i) owns, directly or constructively (within the meaning of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code and Section 7704(d)(3) of the Code), 5% or more of the value of the Partnership; or (ii) owns, directly or constructively (within the meaning of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code and Section 7704(d)(3) of the Code),10% or more of (a) the stock, by voting power or value, of a tenant (other than a “taxable REIT subsidiary” within the meaning of Section 856(d) of the Code) of the Partnership that is a corporation or (b) the assets or net profits of a tenant of the Partnership that is a noncorporate entity.

Section 10.4 Withholding. Each Holder hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Holder any amount of federal, state, local or foreign taxes that the General Partner determines, in its sole and absolute discretion, the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Holder pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446, plus any costs or expenses incurred by the General Partner or the Partnership reasonably related to such withholding or payment (a “Tax Advance”). Any amount withheld with respect to a Holder pursuant to this Section 10.4 shall be treated as paid or distributed, as applicable, to such Holder for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Holder, in excess of any such withheld amount, shall constitute a loan by the Partnership to such Holder, which loan shall be repaid by such Holder within thirty (30) days after the affected Holder receives written notice from the General Partner that such payment must be made, provided that the Holder shall not be required to repay such deemed loan if either: (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Holder; or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the funds of the Partnership that would, but for such payment, be distributed to the Holder. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Each Holder hereby agrees to indemnify and hold harmless the Partnership and the General Partner and each other Partner from and against any liability, claim or expense with respect to any Tax Advance withheld or required to be withheld on behalf of or with respect to such Partner. In the event the Partnership is liquidated and a liability or claim is asserted against, or expense borne by, the General Partner or any Holder for any Tax Advance, the Partnership shall have the right to be reimbursed from the Holder on whose behalf such withholding or tax payment was made or required to be made. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder. Any amounts payable by a Holder hereunder shall constitute a recourse obligation of the Holder, shall not be limited to the Holder’s Partnership Interest, shall survive the Holder’s transfer of its Partnership Interest or withdrawal from the Partnership and shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., thirty (30) days after the Holder receives written notice of such amount) until such amount is paid in full.

Section 10.5 Organizational Expenses. The General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Section 709 of the Code.

Section 10.6 Treatment of Partnership as Disregarded Entity. Notwithstanding anything to the contrary in this Agreement, if the Partnership is treated as a Disregarded Entity with respect to Federal Realty during any period, then the other provisions of this Agreement shall be applied (or not applied) in a manner consistent with such treatment with respect to such period, as determined by the General Partner in its sole and absolute discretion. In the event of any conflict between this Section 10.6 and any other provision of this Agreement, this Section 10.6 shall control.

ARTICLE 11

PARTNER TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer.

A. To the fullest extent permitted by law, no part of the Partnership Interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. To the fullest extent permitted by law, any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

C. No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability (as defined in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2)), without the Consent of the General Partner; provided, however, that, as a condition to such Consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

Section 11.2 Transfer of Federal Realty’s and General Partner’s Partnership Interests.

A. Neither the General Partner nor Federal Realty may Transfer all or any portion of its Partnership Interests or withdraw as General Partner without the Consent of the Limited Partners except: (i) in connection with an Extraordinary Transaction as provided in Section 11.2.B; or (ii) in connection with any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the shareholders of Federal Realty; or (iii) to any Person that is, at the time of such transfer, an Affiliate of Federal Realty that is controlled by Federal Realty, including any Qualified REIT Subsidiary. It is a condition to any Transfer of a General Partner Interest permitted hereunder that: (a) coincident with such Transfer, the transferee is admitted as a General Partner pursuant to Section 12.1 hereof; (b) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest; and (c) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired and the admission of such transferee as a General Partner.

B. The Partnership, the General Partner and/or Federal Realty may from time to time engage in an Extraordinary Transaction; provided, that one of the following conditions has been satisfied:

(i) As a result of such Extraordinary Transaction, all Limited Partners (other than Federal Realty and any Federal Realty Subsidiary) will receive, or have the right to receive, for each Partnership Unit an amount of cash, securities or other property equal in value to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid in the Extraordinary Transaction to a holder of one REIT Share in consideration of one REIT Share, provided that if, in connection with such Extraordinary Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units (other than Federal Realty and any Federal Realty Subsidiary) shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities or other property that such Limited Partner would have received had it: (a) exercised its Redemption Right pursuant to Section 8.6; and (b) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the Offer; or

(ii) Federal Realty or a Federal Realty Subsidiary is the surviving entity in the Transaction and either: (a) the holders of REIT Shares do not receive cash, securities or other property in the Transaction; or (b) all Limited Partners (other than Federal Realty or any Federal Realty Subsidiary) receive for each Partnership Unit an amount of cash, securities or other property (expressed as an amount per REIT Share) that is no less in value than the product of the Adjustment Factor and the greatest amount of cash, securities or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares; or

(iii) such Extraordinary Transaction does not result in the transfer of more than fifty percent (50%) of the total voting power of voting securities of Federal Realty or a Transfer of more than eighty percent (80%) of the assets of Federal Realty in one or a series of related transactions; or

(iv) Consent of the Limited Partners, excluding Federal Realty and any Federal Realty Subsidiary, has been obtained

C. Except in connection with Transfers permitted in this Section 11.2 and as otherwise provided in Section 12.1 in connection with the Transfer of the General Partner’s entire Partnership Interest, the General Partner may not voluntarily withdraw as a general partner of the Partnership without a successor General Partner having been approved and the Consent of the Limited Partners obtained.

Section 11.3 Limited Partners’ Rights to Transfer.

A. General. Except for Permitted Transfers pursuant to Section 11.3.B, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner, which may be given or withheld in its sole and absolute discretion. It is expressly understood and agreed that the General Partner will not consent to any proposed Transfer of all or any portion of any Partnership Interest pursuant to this Section 11.3.A unless such Transfer satisfies each of the conditions set forth in Section 11.3.C.

B. Permitted Transfers. Any Limited Partner may, at any time, without the consent or approval of the General Partner, engage in a Permitted Transfer; provided that: (i) the transferor provides notice as provided below; (ii) the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest; (iii) no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the Consent of the General Partner; and (iv) such Transfer satisfies each of the conditions set forth in Section 11.3.C. At least ten (10) Business Days prior to any Transfer, the transferring Limited Partner shall provide the General Partner with written notice of the proposed Transfer that includes the identity of the transferor, the number of Limited Partnership Units being transferred, the effective date of the proposed Transfer and all of the items required pursuant to Section 11.3.C below. The General Partner shall advise the transferring Limited Partner within ten (10) Business Days after receipt of such notice whether General Partner agrees that the proposed Transfer is a Permitted Transfer, requires more information to determine whether it is a Permitted Transfer or whether the General Partner otherwise consents to such proposed Transfer. If the General Partner determines that the proposed Transfer is a Permitted Transfer or otherwise consents, the Transfer can proceed as provided in the notice. If the General Partner requires more information, determines the proposed Transfer is not a Permitted Transfer or does not otherwise consent, then the requesting Limited Partner cannot Transfer the Partnership Interest. Failure of the General Partner to respond within such 10-Business Day period shall be deemed confirmation that the proposed Transfer can proceed in accordance with the information included in the notice.

C. Conditions for Transfers.

(1) Opinion of Counsel. The transferor Limited Partner shall deliver or cause to be delivered to the General Partner an opinion of a qualified securities counsel in a form reasonably satisfactory to the General Partner to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Transferred Partnership Interests, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3.

(2) Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than the lesser of: (a) one thousand (1,000) Units; or (b) all of the remaining Units owned by such Transferring Partner, without, in each case, the Consent of the General Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Units owned by Affiliates of a Limited Partner shall be considered to be owned by such Limited Partner.

(3) No Adverse Tax Consequences. No Limited Partner shall be permitted to engage in a Permitted Transfer or other Transfer of its Partnership Interests if: (a) in the opinion of legal counsel for the Partnership, such Permitted Transfer or other Transfer would result in the Partnership being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code); (b) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of Federal Realty to continue to qualify as a REIT or subject Federal Realty to any additional taxes under Section 857 or Section 4981 of the Code; (c) the General Partner determines, in its sole and absolute discretion, that such Permitted Transfer or other Transfer, along or in connection with other Transfers, could cause the Partnership Interests to be treated as readily tradable on “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code; or (d) in the opinion of legal counsel for the Partnership, such Permitted Transfer or other Transfer is reasonably likely to cause the Partnership to fail to satisfy the 90% qualifying income test described in Section 7704(c) of the Code.

(4) Other Requirements. The transferee must assume by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Permitted Transfer or other Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the Consent of the General Partner. In addition, prior to the consummation of any Permitted Transfer or other Transfer, the transferor and/or the transferee shall deliver to the General Partner such other opinions, certificates and other documents as the General Partner shall request in connection with such Transfer. The General Partner may require, as a condition to consenting to any Transfer or for confirming satisfaction of the conditions relating to any Permitted Transfer that the transferor pay all costs incurred by the Partnership in connection with such consent or confirmation, including, without limitation, attorneys’ fees and costs and an administrative processing fee for the request consistent with the General Partner’s fee schedule at the time.

(5) Qualified Transferee. The transferor Limited Partner shall deliver evidence showing that the proposed transferee of any Limited Partnership Interest is a Qualified Transferee. No Limited Partnership Interest can be Transferred to any Person other than a Qualified Transferee without the General Partner’s prior written consent, in its sole and absolute discretion.

(6) Other Conditions. The General Partner shall have the ability to add such other conditions to as it deems reasonable or necessary, in its sole and absolute discretion.

D. Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

E. Transferee Obligations. Any transferee of any Transferred Partnership Interest shall be subject to any and all restrictions on ownership and transfer of stock of Federal Realty contained in the Federal Realty Declaration that may limit or restrict such transferee’s ability to exercise its Redemption rights, including, without limitation, the REIT Share Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

F. Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent the Partnership from being taxable as a corporation for federal income tax purposes. In furtherance of the foregoing, except with the Consent of the General Partner, no Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any other acquisition of Units by Federal Realty or the General Partner or any acquisition of Units by the Partnership) may be made to or by any Person if such Transfer could: (i) result in the Partnership being treated as an association taxable as a corporation; (ii) be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder; (iii) result in the Partnership being unable to qualify for one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (“PTP Safe Harbors”); (iv) cause the Partnership to fail to satisfy the 90% qualifying income test described in Section 7704(c) of the Code; or (v) in the General Partner’s judgment in its sole and absolute discretion, adversely affect the ability of Federal Realty to continue to qualify as a REIT or subject Federal Realty to any additional taxes under Code Section 857 or Code Section 4981.

Section 11.4 Admission of Substituted Limited Partners.

A. No Limited Partner shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3) as a Limited Partner in its place. A transferee of a Limited Partner Interest may be admitted as a Substituted Limited Partner only with the Consent of the General Partner. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner: (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement and the terms of any Partner Schedule relating to the Limited Partnership Interest being transferred; (ii) a counterpart signature page to this Agreement executed by such Assignee; and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.

B. Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall update the books and records of the Partnership to reflect the name, address and number and class and/or series of Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Units of the predecessor of such Substituted Limited Partner.

C. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 11.5 Assignees. If the General Partner, in its sole and absolute discretion, does not Consent to the admission of any transferee following a Transfer that was permitted under Section 11.3 in a Permitted Transfer or otherwise as a Substituted Limited Partner or in the event that any Partnership Interest is deemed to have been Transferred notwithstanding the restrictions set forth in this Article 11, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Profit, Loss and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee and the rights to Transfer the Partnership Interest provided in this Article 11, but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote with respect to such Partnership Interest on any matter presented to the Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further Transfer of any such Partnership Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of a Limited Partner Interest.

Section 11.6 General Provisions.

A. No Limited Partner may withdraw from the Partnership other than as a result of: (i) a Permitted Transfer or other approved Transfer of all of such Limited Partner’s Units in accordance with this Article 11 with respect to which the transferee becomes a Substituted Limited Partner; (ii) pursuant to a redemption of all of its Units; or (iii) the acquisition by the General Partner or a Federal Realty Subsidiary of all of such Limited Partner’s Partnership Interest.

B. Any Limited Partner who Transfers all of its Units in a Transfer: (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner; (ii) pursuant to the exercise of its rights to effect a redemption of all of its Units; or (iii) to Federal Realty, shall cease to be a Limited Partner.

C. Transfers pursuant to Section 11.3 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner, in its sole and absolute discretion, otherwise Consents.

D. If any Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired directly or indirectly pursuant to Section 8.6, on any day other than the first day of a Fiscal Year, then Profit, Loss, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Unit for such Fiscal Year shall be allocated to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “daily proration” or “interim closing of the books” method or another permissible method selected by the General Partner in its sole and absolute discretion. Solely for purposes of making such allocations, unless the General Partner decides in its sole and absolute discretion to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of funds attributable to such Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party (as the case may be) and all distributions of funds attributable to such Unit thereafter shall be made to the transferee Partner.

E. In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest by any Partner (including any Redemption or any other acquisition of Units by the Partnership) be made: (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the Consent of the General Partner, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer could cause any of Federal Realty or any Federal Realty Affiliate to cease to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)); (v) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause the Partnership to cease to be classified as a partnership for federal income tax purposes except as a result of the Redemption (or acquisition by Federal Realty) of all Common Units held by all Limited Partners (other than the Federal Realty Subsidiaries); (vi) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (vii) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (viii) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws (including, without limitation, the Securities Act or the Securities Exchange Act of 1934, as amended) or other non-U.S. securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt distribution pursuant to applicable provincial or state securities laws; (ix) except with the Consent of the General Partner, if such Transfer could (1) be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Regulations promulgated thereunder, (2) cause the Partnership to become a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code, (3) could be in violation of Section 3.4.C(iv), or (4) could cause the Partnership to fail one or more of the PTP Safe Harbors; (x) could cause the partnership to fail to satisfy the 90% qualifying income test described in Section 7704(c) of the Code; (xi) if such Transfer causes the Partnership to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended. Any attempted Transfer of a Limited Partnership Interest in violation of this Section 11.6.E, shall be null and void ab initio, to the fullest extent permitted by law, and the transferee shall not acquire any rights or economic interests in the Partnership. The General Partner shall, in its sole and absolute discretion, be permitted to take all action necessary to prevent the Partnership from being classified as a “publicly traded partnership” under Code Section 7704.

ARTICLE 12

ADMISSION OF PARTNERS

Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to a Transfer permitted by Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such Transfer whereupon the transferor General Partner shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without any separate Consent of the Limited Partners or the consent or approval of any other Partners. Any such successor General Partner shall carry on the business and affairs of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission of such Person as a General Partner. Upon any such Transfer, the transferee shall become the successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner. Concurrently with, and as evidence of, the admission of a successor General Partner, the General Partner shall update the books and records of the Partnership to reflect the name, address and number and classes and/or series of Units of such successor General Partner.

Section 12.2 Admission of Additional Limited Partners.

A. A Person who is not already a Partner who makes a Capital Contribution to the Partnership in exchange for Partnership Interests and in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner: (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 14.4; and (ii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall update the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Interests of such Additional Limited Partner.

B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the Consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the Consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.2.A.

C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Profit, Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “daily proration” or “interim closing of the books” method or another permissible method selected by the General Partner, in its sole and absolute discretion. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 11.6.D. All distributions of funds with respect to which the Partnership Record Date is before the date of such admission shall be made solely to the Partners and Assignees other than the Additional Limited Partner, and all distributions thereafter shall be made to all of the Partners and Assignees including the Additional Limited Partner.

D. Any Additional Limited Partner admitted to the Partnership that is an Affiliate of Federal Realty shall be deemed to be an Affiliate of Federal Realty hereunder and shall be reflected as such on the books and records of the Partnership.

Section 12.3 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to update the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (and to update the books and records of the Partnership) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 14.4.

Section 12.4 Limit on Number of Partners. Unless otherwise permitted by the General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become or remain a reporting company under the Exchange Act.

Section 12.5 Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.

ARTICLE 13

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner is hereby authorized to and shall, continue the business and affairs of the Partnership without dissolution. Notwithstanding the foregoing, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A. An event of withdrawal, as defined in Section 17-402 of the Act (including, without limitation, bankruptcy), or the withdrawal in violation of this Agreement, of the last remaining General Partner unless, within ninety (90) days after the withdrawal, Partners holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners entitled to vote on such matter agree in writing, each in its sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of such withdrawal, of a successor General Partner;

B. An election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Limited Partners;

C. Entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; and

D. At any time that there are no limited partners of the Partnership unless the business of the Partnership is continued in accordance with the Act.

Section 13.2 Winding Up.

A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by Partners holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners entitled to vote on such matter (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and termination of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

(1) First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Holders;

(2) Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner, Federal Realty and each Federal Realty Subsidiary, including, but not limited to, amounts due as reimbursements under Section 7.4;

(3) Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Holders; and

(4) Fourth, to the Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(4).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as set forth in Section 7.4.

B. Notwithstanding the provisions of Section 13.2.A that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to the termination of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the subjective good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C. If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever, except as otherwise set forth in this Section 13.2.C, or as otherwise expressly agreed in writing by the affected Holder and the Partnership after the date hereof.

D. In the sole and absolute discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be applied and distributed in the order of priority set forth in Section 13.2.A may be:

(1) distributed to a trust established for the Partnership for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent, conditional or unmatured liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be applied and distributed, from time to time, in the sole and absolute discretion of the Liquidator, in the same proportions and amounts as would otherwise have been applied and distributed as set forth in Section 13.2.A; or

(2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent, conditional or unmatured) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be applied and distributed in the manner and order of priority set forth in Section 13.2.A hereof as soon as practicable.

Section 13.3 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Partner Schedule, each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution and shall not have the right or power to demand or receive property other than cash from the Partnership. Further, except as specifically provided in this Agreement or a Partner Schedule or Preferred Unit Designation, no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.4 Notice of Dissolution. In the event that a Liquidating Event occurs, the General Partner shall provide, within thirty (30) days thereafter, written notice thereof to each Holder and, in the General Partner’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

Section 13.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the winding up of the Partnership, the Certificate shall be canceled in the manner required by the Act.

Section 13.6 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of winding up; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the General Partner, as provided in Section 562(b)(1)(B) of the Code, if necessary, in the sole and absolute discretion of the General Partner.

ARTICLE 14

PROCEDURES FOR ACTIONS AND CONSENTS

OF PARTNERS; AMENDMENTS; MEETINGS, POWER OF ATTORNEY

Section 14.1 Procedures for Actions and Consents of Partners. The actions requiring Consent of any Partner or Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2 Amendments. Amendments to this Agreement may be proposed only by the General Partner and, except as set forth in Section 7.3.C and subject to Section 7.3.D, shall be approved by the Consent of the Limited Partners. Following such proposal, the General Partner shall submit to the Partners entitled to vote thereon any proposed amendment that, pursuant to the terms of this Agreement, requires the consent, approval or vote of such Partners. The General Partner shall seek the consent, approval or vote of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof. Notwithstanding any provision of this Agreement otherwise to the contrary, the General Partner may, without the consent or approval of any other Partner or any other Person, amend this Agreement and the Certificate to effect the creation or establishment of a series of the Partnership pursuant to Section 17-218 of the Act and/or to terminate such series.

Section 14.3 Actions and Consents of the Partners.

A. Meetings of the Partners may be called only by the General Partner to transact any business that the General Partner determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than seven (7) days or more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, the Consent of the General Partner and the Consent of the Limited Partners shall be required to approve such proposal at a meeting of the Partners. Whenever the Consent of Partners is permitted or required under this Agreement, such Consent may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 14.3.B.

B. Any action requiring the Consent of any Partner or group of Partners pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a Consent in writing or by electronic transmission (as defined in Section 17-405(d) of the Act) setting forth the action so taken or consented to is given by Partners whose Consent would be sufficient to approve such action at a meeting of the Partners. Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such Consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

C. Each Partner entitled to act at a meeting of the Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

D. The General Partner may set, in advance, a record date for the purpose of determining the Partners: (i) entitled to Consent to any action; (ii) entitled to receive notice of any meeting of the Partners; or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than five (5) days, before the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of Partners entitled to notice of a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to Consent at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

E. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of Federal Realty’s shareholders and may be held at the same time as, and as part of, the meetings of Federal Realty’s shareholders.

Section 14.4 Power of Attorney.

A. Each Limited Partner and Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of the General Partner, any Liquidator or the Partnership (the “Attorney in Fact”), and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the Attorney in Fact deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the Attorney in Fact deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement duly adopted in accordance with its terms; (c) all conveyances and other instruments or documents that the Attorney in Fact deems appropriate or necessary to reflect the winding up, dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the Attorney in Fact deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Attorney in Fact, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the Attorney in Fact to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the Attorney in Fact to amend this Agreement except in accordance with Section 14.2 or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the Attorney in Fact to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Person’s Partnership Interest and shall extend to such Person’s heirs, successors, assigns, transferees and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the Attorney in Fact, acting in good faith pursuant to such power of attorney; and, to the fullest extent permitted by law, each such Limited Partner and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 14.4.B, no Limited Partner shall incur any personal liability for any action of the Attorney in Fact taken under such power of attorney.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Partner, or Assignee at the address set forth in the books and records of the partnership or such other address of which the Partner shall notify the General Partner in accordance with this Section 15.1.

Section 15.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.3 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6 Waiver.

A. To the fullest extent permitted by law, no failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

B. The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of: (i) creating liability for any other Limited Partner; (ii) causing the Partnership to cease to qualify as a limited partnership; (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Units on a uniform or pro rata basis, if approved by Limited Partners holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Limited Partners holding such class or series of Units); (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation for federal income tax purposes; or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the REIT Share Ownership Limit or other restrictions in the Federal Realty Declaration shall be made and shall be effective only as provided in the Federal Realty Declaration.

Section 15.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or upon execution of a Partner Schedule.

Section 15.8 Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.

A. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

B. Each Partner hereby: (i) submits to the exclusive jurisdiction of any state or federal court sitting in the State of Maryland, with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute; (ii) to the fullest extent permitted by law, irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any state or federal court sitting in the State of Maryland, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper; (iii) to the fullest extent permitted by law, agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records; and (iv) to the fullest extent permitted by law, irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.9 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding anything to the contrary in this Agreement, the Partners hereby acknowledge and agree that the General Partner, on its own behalf and/or on behalf of the Partnership, without the approval of any Limited Partner, may enter into Partner Schedules, Preferred Unit Designations, side letters or similar written agreements with Limited Partners that are not Affiliates of the General Partner, executed contemporaneously with the admission of such Limited Partner to the Partnership, which have the effect of establishing rights under, or altering or supplementing, the terms hereof, as negotiated with such Limited Partner and which the General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such Partner Schedule or Preferred Unit Designations, side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement, including Sections 7.3 and 14.2.

Section 15.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount to be paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, trustees, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its sole and absolute discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

(i) an amount equal to the excess, if any, of: (a) four and nine-tenths percent (4.9%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and amounts excluded from gross income pursuant to Section 856(c)(5)(G) of the Code) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments and amounts excluded from gross income pursuant to Section 856(c)(5)(G) of the Code); or

(ii) an amount equal to the excess, if any, of: (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and amounts excluded from gross income pursuant to Section 856(c)(5)(G) of the Code) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments and amounts excluded from gross income pursuant to Section 856(c)(5)(G) of the Code);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.11, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year if such carry over does not adversely affect the REIT Partner’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Fiscal Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 15.11 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.11 shall be interpreted and applied to effectuate such purpose.

Section 15.12 Administrative Fees. The General Partner shall have the right to charge Limited Partners a reasonable administrative fee for responding to any requests by Limited Partners for actions requiring the General Partner’s consent or requiring the General Partner to review materials submitted by a Limited Partner. Such administrative fee shall be payable in advance of the General Partner’s responding to any request for approval or review of materials. The General Partner shall have no obligation to respond to any request for consent or review any materials provided by a Limited Partner unless and until the administrative fee has been paid and shall have no liability for failing to respond or delaying any response to a request for consent or review of materials as a result of the Limited Partner’s failure to timely pay such administrative fee. In addition, if the General Partner deems it necessary or appropriate, in its sole and absolute discretion, to seek assistance from attorneys, accountants or other professionals for purposes of responding to any requests by Limited Partners for actions requiring the General Partner’s consent or requiring the General Partner to review materials submitted by a Limited Partner, the appliable Limited Partner shall reimburse the General Partner promptly on demand for the reasonable fees and expenses incurred by the General Partner in engaging such attorneys, accountants or other professionals. If a Limited Partner fails to reimburse the General Partner when due, the General Partner shall have the right to withhold the required reimbursement amount from any disbursements or other payments payable to such Limited Partner under this Agreement.

Section 15.13 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.14 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement; provided, that Indemnitees are intended third-party beneficiaries of Section 7.7. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.15 No Rights as Shareholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Interests any rights whatsoever as shareholders of Federal Realty, including without limitation any right to receive dividends or other distributions made to shareholders of Federal Realty or to vote or to consent or receive notice as shareholders in respect of any meeting of shareholders for the election of trustees of Federal Realty or any other matter.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GENERAL PARTNER:

FEDERAL REALTY GP LLC
a Delaware limited liability company

By:	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary

LIMITED PARTNER:

FEDERAL REALTY INVESTMENT TRUST
a Maryland real estate investment trust

By:	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary

EXHIBIT A

EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on January 5, 2022 is 1.0 and (b) on July 1, 2022 (the “Partnership Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 REIT Shares issued and outstanding.

Example 1

On the Partnership Record Date, Federal Realty declares a dividend on its outstanding REIT Shares in REIT Shares. The amount of the dividend is one REIT Share paid in respect of each REIT Share owned. Pursuant to Paragraph (a) of the definition of Adjustment Factor, the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the stock dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.

Example 2

On the Partnership Record Date, Federal Realty distributes options to purchase REIT Shares to all holders of its REIT Shares. The amount of the distribution is one option to acquire one REIT Share in respect of each REIT Share owned. The strike price is $4.00 a share. The Value of a REIT Share on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (b) of the definition of Adjustment Factor, the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [(100 * $4.00)/$5.00]) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (b) of the definition of Adjustment Factor shall apply.

Example 3

On the Partnership Record Date, Federal Realty distributes assets to all holders of REIT Shares. The amount of the distribution is one asset with a fair market value (as determined by the General Partner) of $1.00 in respect of each REIT Share owned. It is also assumed that the assets do not relate to assets received by Federal Realty pursuant to a pro rata distribution by the Partnership. The Value of a REIT Share on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (c) of the definition of Adjustment Factor, the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 - $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

EXHIBIT B

FORM NOTICE OF REDEMPTION

To:	Federal Realty OP LP

909 Rose Avenue, Suite 200

North Bethesda, Maryland 20852

The undersigned Limited Partner hereby irrevocably tenders for Redemption Common Units in Federal Realty OP LP in accordance with the terms of the Agreement of Limited Partnership of Federal Realty OP LP dated effective as of January 5, 2022 (the “Agreement”), and the Redemption rights referred to therein. The undersigned Limited Partner:

(a) undertakes (i) to surrender such Common Units and any certificate therefor at the closing of the Redemption; and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 8.6.G of the Agreement;

(b) directs that the certified check representing the Cash Amount, or the REIT Shares, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c) represents, warrants, certifies and agrees that as of the date of this Notice of Redemption and as of the closing of the Redemption (or the acquisition of the Tendered Units by Federal Realty pursuant to Section 8.6.B) that:

(i) the undersigned Limited Partner is a Qualifying Party,

(ii) the undersigned Limited Partner has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other person or entity,

(iii) the undersigned Limited Partner has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Common Units as provided herein, and

(iv) the undersigned Limited Partner has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender;

(v) after giving effect to the Redemption or the acquisition of the Tendered Units by Federal Realty pursuant to Section 8.6.B, the representations and warranties made by the undersigned Limited Partner as set forth in Section 3.4 of the Agreement remain true and accurate in all material respects; and

(vi) after giving effect to the Redemption or the acquisition of the Tendered Units by Federal Realty pursuant to Section 8.6.B, the undersigned Limited Partner (or any related Party) will not own REIT Shares in excess of the REIT Share Ownership Limit taking into account: (A) the actual and constructive stock ownership rules of the Code; and (B) any other additional REIT Shares which the undersigned Limited Partner has acquired or intends to acquire prior to the closing hereunder.

(d) acknowledges that the undersigned will continue to own such Common Units until and unless such redemption transaction closes.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement

Dated: _______________________	Name of Limited Partner:

(Signature of Limited Partner)

(Street Address

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:

Please insert social security or identifying number:

Annex A

PREFERRED UNIT DESIGNATION

SERIES 1 PREFERRED UNITS

Federal Realty GP LLC, as General Partner of Federal Realty OP LP, a Delaware limited partnership (the “Partnership”), hereby designates a series of Preferred Units with the following preferences, rights, powers, restrictions, limitations, qualifications and other terms as permitted by the Agreement of Limited Partnership of the Partnership, effective as of January 5, 2022 (the “Agreement”).

1. Designation and Number. The General Partner hereby establishes the terms of a series of Preferred Units that shall be known as the “Series 1 Preferred Units” with the preferences, rights, powers, restrictions, limitations, qualifications and other terms set forth herein. The Series 1 Preferred Units are intended to have designations, preferences and other rights such that the economic interests represented thereby are substantially similar to the economic interests represented by the 5.417% Series 1 Cumulative Convertible Preferred Shares of Beneficial Interest of Federal Realty (the “Series 1 Preferred Shares”), and the terms of this Unit Designation shall be interpreted in a fashion consistent with such intent. The number of Series 1 Preferred Units shall be 399,896.

2. Definitions. Capitalized terms used but not defined in this Preferred Unit Designation shall have the meanings given to them in the Agreement. Unless the context otherwise requires, the terms defined in this paragraph shall have the following meanings:

(a) Constituent Person shall have the meaning set forth in Section 7(d).

(b) Distribution Payment Date shall mean: (i) the date on which a regular, quarterly distribution (excluding any special or other extraordinary distributions) is paid on the Common Units or, if no regular, quarterly distribution is paid on the Common Units in respect of a given Distribution Period, then (ii) the fifteenth (15th) calendar day (or, if such day is not a Business Day, the next Business Day thereafter) of the month following the end of the applicable Distribution Period.

(c) Distribution Period shall mean quarterly distribution periods commencing on the first (1st) day of each calendar quarter of each year and ending on and including the last day of each calendar quarter of each year.

(d) Junior Units shall mean the Common Units and any other class or series of Units now or hereafter issued and outstanding over which the Series 1 Preferred Units have preference or priority in the payment of distributions or in the distribution of assets on any liquidation, dissolution or winding up of the Partnership.

(e) Liquidation Price shall mean twenty-five dollars ($25.00) per Series 1 Preferred Unit.

(f) Non-Electing Unit shall have the meaning set forth in Section 7(d).

(g) Parity Units shall have the meaning set forth in Section 3(b).

(h) Preferred Units shall mean the preferred units of the Partnership.

(i) Transaction shall have the meaning set forth in Section 7(d).

3. Rank. Any class or series of Units of the Partnership shall be deemed to rank:

(a) Prior to the Series 1 Preferred Units, as to any distributions, including any distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions, including amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series 1 Preferred Units;

(b) On a parity with the Series 1 Preferred Units, as to the payment of distributions, including distributions of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, Distribution Payment Dates or redemption or liquidation prices per Unit thereof be different from those of the Series 1 Preferred Units, if the holders of such class or series of Units, which shall include the Series 1 Preferred Units, shall be entitled to the receipt of distributions, including amounts distributable upon liquidation, dissolution or winding up, in proportion to their respective amounts of accrued and unpaid distributions per Unit or liquidation preferences, without preference or priority one over the other (“Parity Units”); and

(c) Junior to the Series 1 Preferred Units, as to the payment of distributions, including distribution of assets upon liquidation, dissolution or winding up, if such Units shall be Junior Units.

4. Distributions.

(a) The holders of Series 1 Preferred Units shall be entitled to receive, when, as and if authorized by the General Partner out of funds legally available for that purpose, cumulative, preferential distributions payable in cash at the rate of 5.417% of the Liquidation Price per year (an amount of $1.35425 per annum per unit). Such distributions shall accrue and shall be fully cumulative, whether or not the Partnership has earnings, and whether or not in any Distribution Period or Periods there shall be funds of the General Partner legally available for the payment of such distributions, and shall be payable quarterly, when, as and if authorized by the General Partner, in arrears, on Distribution Payment Dates. Such distributions shall be payable in arrears to the holders of record of Series 1 Preferred Units, as they appear on the records of the Partnership at the close of business on the record date as shall be fixed by the General Partner. Unless specifically designated otherwise by the General Partner, each record date for the payment of distributions on the Series 1 Preferred Units shall be the same as the applicable record date with respect to the payment of dividends on the Series 1 Preferred Shares. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid on any date and for such interim periods, without reference to any regular Distribution Payment Date, to holders of record on such date, as may be fixed by the General Partner. Any distribution payment made on the Series 1 Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to the Series 1 Preferred Units which remains payable.

(b) The amount of distributions referred to in Section 4(a) payable for each full Distribution Period for the Series 1 Preferred Units shall be computed by dividing any annual distribution rate by four, except that the amount of distributions payable for any Distribution Period shorter than a full Distribution Period, shall be computed for the Series 1 Preferred Units on the basis of the actual number of days in such Distribution Period. Holders of Series 1 Preferred Units shall not be entitled to any distributions, whether payable in cash, property or otherwise, in excess of cumulative distributions, as herein provided, on the Series 1 Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series 1 Preferred Units that may be in arrears.

(c) So long as any Series 1 Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series 1 Preferred Units for all Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series 1 Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series 1 Preferred Units and accumulated and unpaid on such Parity Units.

(d) So long as any Series 1 Preferred Units are outstanding, no distributions (other than distributions paid solely in units of, or options, warrants or rights to subscribe for or purchase shares of, Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of any employee incentive or benefit plan of the Partnership, the General Partner, Federal Realty or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership, directly or indirectly (except by conversion into or exchange for shares of Junior Units), unless in each case: (i) the full cumulative distributions on all outstanding Series 1 Preferred Units and any other Parity Units of the Partnership shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Distribution Periods with respect to the Series 1 Preferred Units and all past distribution periods with respect to such Parity Units; and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for payment of the distribution for the current Distribution Period with respect to the Series 1 Preferred Units and the current distribution period with respect to such Parity Units.

(e) No distributions on Series 1 Preferred Units shall be authorized by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

5. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Junior Units, the holders of the Series 1 Preferred Units shall be entitled to receive the Liquidation Price per unit of Series 1 Preferred Unit plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series 1 Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series 1 Preferred Units and any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series 1 Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 5: (i) a consolidation or merger of the Partnership with one or more corporations, real estate investment trusts or other entities; (ii) a sale, lease or transfer of all or substantially all of the Partnership’s assets; or (iii) a statutory unit exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

(b) Subject to the rights of the holders of Units of any series or class ranking on a parity with or prior to the Series 1 Preferred Units upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Partnership, after payment shall have been made in full to the holders of the Series 1 Preferred Units, as provided in this Section 5, any other series or class of Junior Units shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series 1 Preferred Units shall not be entitled to share therein.

6. Voting Rights. The Series 1 Preferred Units shall have no voting rights.

7. Conversion.

(a) Conversion by Holders or by the Partnership. Generally, unless determined otherwise by the General Partner, all Common Units issued on conversion will be issued in the same name as the name in which the Series 1 Preferred Units are issued. In the event the holder of any Series 1 Preferred Shares exercises its right to convert any of its Series 1 Preferred Shares to Common Shares in accordance with the terms of the Series 1 Preferred Shares, the Partnership shall convert an equal number of Series 1 Preferred Units into Common Units. In the event Federal Realty exercises its right to convert any of the Series 1 Preferred Shares into Common Shares in accordance with the terms of the Series 1 Preferred Shares, the Partnership shall convert an equal number of Series 1 Preferred Units into Common Units. As promptly as practicable after the conversion of Series 1 Preferred Units into Common Units, the Partnership shall issue and shall deliver to the applicable holder any cash amounts payable to such holder as a result of any fractional interest in respect of a Common Unit arising upon such conversion as determined in accordance with Section 7(d) of the terms of the Series 1 Preferred Shares.

(b) Distributions. Holders of Series 1 Preferred Units at the close of business on a record date for any distribution payment shall be entitled to receive the distribution payable on such Units on the corresponding Distribution Payment Date notwithstanding the conversion thereof following such distribution payment record date and prior to such Distribution Payment Date. However, Series 1 Preferred Units converted during the period between the close of business on any distribution payment record date and the opening of business on the corresponding Distribution Payment Date must be accompanied by payment of an amount equal to the distribution payable on such Units on such Distribution Payment Date. A holder of Series 1 Preferred Units on a distribution payment record date who tenders any such Units for conversion into Common Units on such Distribution Payment Date will receive the distribution payable by the Partnership on such Series 1 Preferred Units on such date, and the converting holder need not include payment of the amount of such distribution upon conversion of Series 1 Preferred Units. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted Units or for distributions on the Common Units issued upon such conversion.

(d) Transactions. If the Partnership shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the Common Units, sale of all or substantially all of the Partnership’s assets or recapitalization of the Common Units) (each of the foregoing being referred to herein as a “Transaction”), in each case as a result of which Common Units shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each Series 1 Preferred Unit which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Units into which one Series 1 Preferred Unit was convertible immediately prior to such Transaction, assuming such holder of Common Units: (1) is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person; and (2) failed to exercise his rights of election, if any, as to the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction (each a “Non-Electing Unit”) (provided that if the kind or amount of shares, stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Unit is not the same for each Non-Electing Unit, then the kind and amount of shares, stock, securities and other property (including cash) receivable upon such Transaction for each Non-Electing Unit shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Units). The Partnership shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 7(d), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series 1 Preferred Units that will require such successor or purchasing entity, as the case may be, to make provision in its certificate or articles of incorporation or other constituent documents to the end that the provisions of this Section 7(d) shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable upon conversion of the Series 1 Preferred Units. The provisions of this Section 7(d) shall similarly apply to successive Transactions.

8. Allocation of Tax Items. Allocations of Profit, Loss and items thereof shall be made pursuant to Article 6 of the Agreement (including, for avoidance of doubt, Section 6.9 thereof). Allocations pursuant to this provision and the Agreement will be subject to any prior allocations to be made to any class of Units entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or in priority to the holders of the Series 1 Preferred Units to the extent set forth in the Agreement or the allocation provisions in any Preferred Unit Designation or Partner Schedule relating to such class of Units.

IN WITNESS WHEREOF, the General Partner has caused this Preferred Unit Designation to be executed effective as of the date first set forth above.

GENERAL PARTNER:

FEDERAL REALTY GP LLC

By:	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel & Secretary

Annex B

PREFERRED UNIT DESIGNATION

SERIES C PREFERRED UNITS

Federal Realty GP LLC, as General Partner of Federal Realty Operating Partnership, LP, hereby designates a series of Preferred Units with the following preferences, rights, powers, restrictions, limitations, qualifications and other terms as permitted by the Agreement of Limited Partnership of Federal Realty OP LP, a Delaware limited partnership (the “Partnership”), effective as of January 5, 2022 (the “Agreement”).

1. Designation and Number. The General Partner hereby establishes the terms of a series of Preferred Units that shall be known as the “Series C Preferred Units” with the preferences, rights, powers, restrictions, limitations, qualifications and other terms set forth herein. The Series C Preferred Units are intended to have designations, preferences and other rights such that the economic interests represented thereby are substantially similar to the economic interests represented by the 5.000% Series C Cumulative Redeemable Preferred Shares of Federal Realty (the “Series C Preferred Shares”), and the terms of this Preferred Unit Designation shall be interpreted in a fashion consistent with such intent. The number of Series C Preferred Units shall be 6,000.

2. Definitions. Capitalized terms used but not defined in this Preferred Unit Designation shall have the meanings given to them in the Agreement. Unless the context otherwise requires, the terms defined in this paragraph shall have the following meanings:

(a) Distribution Payment Date shall have the meaning set forth in Paragraph 3(b).

(b) Distribution Period shall mean each quarterly period from, and including, the Distribution Payment Date commencing such period to, but excluding, the succeeding Distribution Payment Date.

(c) Junior Units shall mean, as the case may be: (i) the Common Units and any other class or series of Units which are not entitled to receive any distribution in any Distribution Period unless all distributions required to have been paid or authorized and set apart for payment on the Series C Preferred Units shall have been so paid or authorized and set apart for payment; or (ii) the Common Units and any other class or series of Units which are not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Partnership until the Series C Preferred Units shall have received the entire amount to which such Series C Preferred Units are entitled upon such liquidation, dissolution or winding up.

(d) Liquidation Preference shall mean $25,000.00 per Series C Preferred Unit.

(e) Parity Units shall mean, as the case may be: (i) any class or series of Units which are entitled to receive payment of distributions on a parity with the Series C Preferred Units; or (ii) any class or series of Units which are entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Partnership on a parity with the Series C Preferred Units.

(f) Record Date shall mean the date designated by the General Partner as the date for determining holders of Series C Preferred Units entitled to payment of a distribution thereon; provided, however, that such Record Date shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the General Partner that is not more than thirty (30) days nor less than ten (10) days prior to such Distribution Payment Date. Unless specifically designated otherwise by the General Partner, each Record Date for the payment of distributions on the Series C Preferred Units shall be the same as the applicable record date with respect to the payment of dividends on the Series C Preferred Shares.

(g) Redemption Date shall have the meaning set forth in Paragraph 5(b).

(h) Redemption Price shall mean a price per Series C Preferred Unit being redeemed equal to $25,000.00 plus accrued and unpaid distributions thereon, if any, to, but excluding, the Redemption Date, and as adjusted in Paragraph 5(b).

(i) Senior Units shall mean any class or series of Units the terms of which expressly provide that such class or series ranks senior to the Series C Preferred Units as to distribution rights and rights on liquidation, dissolution or winding up of the affairs of the Partnership.

3. Distributions.

(a) Subject to the prior preferences and other rights of any Senior Units, the record holders of Series C Preferred Units shall be entitled to receive distributions, when, as and if authorized by the General Partner, out of funds legally available for payment of distributions. Such distributions shall be payable by the Partnership in cash at the rate of 5.000% per annum of the Liquidation Preference.

(b) Distributions shall be payable, subject to authorization by the General Partner, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each, a “Distribution Payment Date”). If any Distribution Payment Date occurs on a day that is not a Business Day, any accrued distribution otherwise payable on such Distribution Payment Date shall be paid on the next succeeding Business Day. The amount of distribution payable for each Distribution Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be paid to the holders of record of the Series C Preferred Units as their names shall appear on the Unit transfer records of the Partnership at the close of business on the Record Date for such distributions. Distributions in respect of any past Distribution Periods that are in arrears may be authorized and paid at any time to holders of record on the Record Date therefor. Any distribution payment made on Series C Preferred Units shall be first credited against the earliest accrued but unpaid distribution due with respect to the Series C Preferred Units which remains payable

(c) If any Series C Preferred Units are outstanding, no full distributions shall be authorized or paid or set apart for payment on any Parity Unit or Junior Unit for any period unless full cumulative distributions have been or contemporaneously are authorized and paid (contemporaneously with the respective dates that the distributions on the Parity Unit or Junior Unit are so authorized and so paid) or authorized and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Units for all past Distribution Periods. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Units and any Parity Units, all distributions authorized upon the Series C Preferred Units and any such Parity Units shall be authorized pro rata so that the amount of distributions authorized per Unit on the Series C Preferred Unit and all other such Parity Units shall in all cases bear to each other the same ratio that accrued and unpaid distributions per Unit on the Series C Preferred Units and all other such Parity Units bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any Distribution on the Series C Preferred Units which may be in arrears.

(d) Except as provided in Paragraph 3(c), unless full cumulative distributions on the Series C Preferred Units for all past Distribution Periods for which distributions remain unpaid have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment, no distributions (other than in the form of Common Units or other Junior Units) shall be authorized or paid or set apart for payment or other distribution shall be authorized or made upon any Junior Units or Parity Units nor shall any Junior Units or Parity Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Units or Parity Units) by the Partnership (except by conversion into or exchange for Junior Units).

(e) Notwithstanding anything contained herein to the contrary, no distributions on Series C Preferred Units shall be authorized by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such authorization or payment shall be restricted or prohibited by law.

(f) Notwithstanding anything contained herein to the contrary, distributions on the Series C Preferred Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of the distributions and whether or not the distributions are authorized. Accrued but unpaid distributions on the Series C Preferred Units will not bear interest.

4. Distributions Upon Liquidation, Dissolution or Winding Up.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, subject to the prior preferences and other rights of any Senior Units, but before any distribution or payment shall be made to the holders of any Junior Units, the holders of Series C Preferred Units shall be entitled to be paid out of the assets of the Partnership legally available for distribution to the holders of its Units liquidating distributions in cash or property at its fair market value as determined by the General Partner in the amount of the Liquidation Preference plus an amount equal to all accrued and unpaid distributions to, but excluding, the date of such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Units will have no right or claim to any of the remaining assets of the Partnership and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Partnership.

(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Partnership are insufficient to pay the amount of the Liquidation Preference plus an amount equal to all accrued and unpaid distributions on the Series C Preferred Units and the corresponding amounts payable on Parity Units upon any such liquidation, dissolution or winding up, then the holders of the Series C Preferred Units and the holders of such Parity Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they otherwise would be respectively entitled. Neither the consolidation or merger of the Partnership into or with another entity or entities nor the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Partnership to another trust or any other entity, individually or as part of a series of transactions, shall be deemed a liquidation, dissolution or winding up of the affairs of the Partnership within the meaning of this Paragraph 4.

5. Redemption by the Partnership.

(a) In the event Federal Realty properly exercises its right to redeem any Series C Preferred Shares in accordance with the Articles Supplementary with respect thereto, the Partnership shall redeem an equal number of Series C Preferred Units from Federal Realty. In addition, in the event of the liquidation, dissolution or winding up of Federal Realty prior to the occurrence of a Liquidating Event pursuant to Section 13.1 of the Agreement, Federal Realty shall have the right to redeem, on any payment date established by Federal Realty for liquidating distributions to the holders of the Series C Preferred Shares, Series C Preferred Units. Upon any such redemption, the Partnership shall pay cash to Federal Realty in an amount equal to the Redemption Price.

(b) Each date fixed for redemption pursuant to Paragraph 5(a) is called a “Redemption Date.” If the Redemption Date is after the Record Date and before the related Distribution Payment Date, the distribution payable on such Distribution Payment Date shall be paid to the holder in whose name the Series C Preferred Units to be redeemed is registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Distribution Payment Date or the Partnership’s default in the payment of the distribution due, and the Redemption Price shall not include the amount of such distribution payable on such Distribution Payment Date.

(c) All Series C Preferred Units redeemed pursuant to this Paragraph 5 shall no longer be outstanding, and all rights of the holders of such Series C Preferred Units shall terminate.

6. Voting Rights. The Series C Preferred Units do not have any voting rights with respect to the Partnership.

7. Allocations of Tax Items. Allocations of Profit, Loss and items thereof shall be made pursuant to Article 6 of the Agreement (including, for avoidance of doubt, Section 6.9 thereof). Allocations pursuant to this provision and the Agreement will be subject to any prior allocations to be made to any class of Units entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or in priority to the holders of the Series C Preferred Units to the extent set forth in the Agreement or the allocation provisions in any Preferred Unit Designation or Partner Schedule relating to such class of Units.

IN WITNESS WHEREOF, the General Partner has executed this Preferred Unit Designation as of the date first set forth above.

GENERAL PARTNER:

Federal Realty GP LLC

By:	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel & Secretary

B-4